Exhibit 2.5

                        IN THE ROYAL COURT OF JERSEY

                          -----------------------

                              SAMEDI DIVISION

                          -----------------------

IN THE YEAR TWO THOUSAND AND FOUR, THE EIGHTEENTH DAY OF JUNE.

          Before Francis Charles Hamon, O.B.E., Commissioner, assisted by Jurats Roy Malcolm Bullen, M.B.E. and John Lyndon Le Breton.

     Telewest Finance (Jersey) Limited (hereinafter "the Representor") presented to the Court a representation in the following terms:

"1. The Representor was incorporated under the Companies (Jersey) Law 1991, as amended (the "Companies Law"), on 16th May 2000 with registered number 77278 as a public company limited by shares.

2.   The Representor is a wholly owned subsidiary of Telewest
     Communications plc (Telewest) and was incorporated in Jersey on 16 May 2000 as a public company with limited liability under the Jersey Companies Law with the registered number 77278.

3. The registered office of the Representor is at Whiteley Chambers, Don Street, St Helier, Jersey, JE4 9WG, Channel Islands.

4. As at 11 June 2004, the authorised share capital of the Representor was(pound)2.00 and $1.6 million divided into two founders' shares of(pound)1.00 each and 1.6 million unclassified shares of $1.00 each. The unclassified shares may be issued as exchangeable redeemable preference shares, having a nominal value of $1.00 each or as nominal shares of $1.00 each. As at 11 June 2004, two founders' shares of(pound)1.00 each have been issued fully paid and are legally and beneficially owned by Telewest. There are no unclassified shares in issue.

5. The main intermediate holding company of the operating companies in the Telewest group is Telewest Communications Networks Limited (TCN) and at 31 March 2004 it owed some (pound)8.2 billion to Telewest. The Telewest group's external borrowing consist principally of the bonds and bank debt comprising a senior secured credit facility guaranteed by Telewest under which about (pound)2 billion has been drawn down.

6. The relevant creditors are principally bondholders. In the case of the Representor, the relevant creditors are the holders of a single series of unsecured bonds with a total nominal value of $500 million. In the case of Telewest, they are the holders of ten series of unsecured bonds, six of which are denominated in US dollars with a total nominal value of $3.987 billion and four of which are denominated in sterling with a total nominal value of $1.099 billion.

Trading History of the Telewest Group and Financial Position

7. Since the flotation of Telewest in 1994, the Telewest group has incurred substantial operating and net losses and has incurred substantial borrowings principally to fund the capital costs of the Telewest group's network construction and operations and the acquisition of UK cable assets, leading in March and April 2002 to a downgrading of Telewest's corporate credit ratings. This severely limited Telewest's access to financing and consequently impaired Telewest's ability to service its debt and refinance its existing debt obligation. The Representor is a special purpose vehicle with no other source of funds than those received from Telewest.

8. In response to these developments, in April 2002 Telewest began exploring a number of options to address its funding requirements, including discussions with, among others, the bondholder committee and its senior lenders.

9. A non-binding agreement of the main terms of compromise with bondholders was approved and signed in September 2003 by parties then holding over 66% of the principal amount of the bonds and 41% of Telewest's shares. The principal feature of the agreement is a debt for equity swap involving the cancellation of the bonds in exchange for 98.5% of the shares in a new holding company, Telewest Global, Inc. (Telewest Global), with the balance of 1.5% to be held by the shareholders of Telewest. The detailed terms of the proposal were further developed by the bondholder committee, Telewest and others and were announced on 12 December 2003. They form part of a comprehensive restructuring which involves also the transfer of substantially all of Telewest's assets to Telewest UK Limited (Telewest UK), a subsidiary of Telewest Global, in consideration for the assumption of substantially all of Telewest's remaining liabilities and new arrangements with the senior lenders or such alternative financing arrangements as may be implemented instead of the Amended Senior Secured Credit Facility Agreement (as defined in the Explanatory Statement).

The Key Terms Of The Financial Restructuring

10. The Representor Scheme of Arrangement (Jersey Scheme) is part of a larger group Financial Restructuring consisting of:

     (a) the incorporation of Telewest Global and Telewest UK (companies which are currently wholly owned subsidiaries of Telewest and Telewest Global respectively, but which will become the new holding companies of the Telewest group following the Financial Restructuring);

     (b) a transfer agreement, which will transfer substantially all of Telewest's assets to Telewest UK in consideration for the assumption by Telewest UK of substantially all of Telewest's remaining liabilities following the Effective Date (as defined in the Explanatory Statement), the issue to Telewest Global of shares in Telewest UK and the issue of shares in Telewest Global to The Bank of New York (the Escrow Agent) by Telewest Global conditional upon the Effective Date to be held in accordance with the terms of the Escrow Agent Agreement (the Transfer Agreement);

     (c) the Amended Senior Secured Credit Facility Agreement between TCN and the senior lenders to amend and restate the senior secured credit facility agreement dated 16 March 2001 for credit facilities of(pound)2 billion together with an institutional facility of up to(pound)250 million between, inter alia, TCN and the senior lenders or an alternative financing to refinance the entire amount of the indebtedness under the senior secured credit facility agreement dated 16 March 2001 (the Senior Secured Credit Facility Agreement)

     (d) the first Extraordinary General Meeting of Telewest shareholders at which a resolution was passed to authorise the transfer by Telewest of all its assets pursuant to the Transfer Agreement;

     (e) a scheme of arrangement under section 425 of the Act proposed by Telewest aiming to extinguish approximately (pound)4.3 billion of Telewest's indebtedness and cancelling the Telewest Notes in return for an entitlement to receive shares in Telewest Global; and

     (f) schemes of arrangement under section 425 of the Companies Act 1985 and article 125 of the Companies (Jersey) Law 1991 proposed by the Representor aiming to extinguish the Company's indebtedness of approximately(pound)334.6 million and cancelling the Jersey Notes (as defined in the Explanatory Statement) in return for an entitlement to receive the shares in Telewest Global that the Representor is entitled to receive under the Telewest Scheme.

11. Following the completion of the Financial Restructuring, Telewest's assets will consist of an indemnity granted by Telewest UK, the outstanding shares of the Representor and one share of Telewest Global common stock. Telewest's limited remaining liabilities (after the Financial Restructuring) are expected to be covered by the above indemnity, other than certain liabilities which are to be covered by a cash amount to be held on trust by Telewest. Telewest will also no longer have any relationship with the restructured business and, subject to shareholder approval, is expected to be put into solvent liquidation. The Representor is also expected to be put into solvent liquidation.

Conditions To The Implementation Of The Jersey Scheme

12. In order to ensure that the Jersey Scheme does not become effective until all other principal elements of the Financial Restructuring have become effective (or are capable of becoming effective), the Representor's directors will confirm by way of an undertaking to the Royal Court that the Jersey Scheme will not be made effective under the Jersey law through the delivery of the office copy of the Representor's order sanctioning the Jersey Scheme to the Jersey Registrar of Companies unless and until the Representor's directors are satisfied that all of the following have occurred and are unconditional, or would occur or become unconditional on the Jersey Effective Date (as defined in the Explanatory Statement), or have been waived (to the extent possible):

     (a) the order of the High Court which sanctions the Telewest scheme of arrangement (Telewest Scheme) has been delivered to the English Registrar of Companies (thereby making the Telewest Scheme effective);

     (b) the Representor, Telewest, Telewest Global, Telewest UK and the Escrow Agent have entered into the Escrow Agent Agreement (as defined in the Explanatory Statement) substantially in accordance with the terms of the Jersey Scheme; and

     (c) the Representor has obtained a permanent injunction and order of the US Bankruptcy Court under section 304 of the US Bankruptcy Code in substantially the same form as that described in paragraph 9 of Part II of the Explanatory Statement pursuant to which Jersey Scheme Creditors (as defined in the Explanatory Statement) are restrained from commencing or continuing actions or proceedings against, inter alia, the Representor in respect of Jersey Scheme Claims (as defined in the Explanatory Statement) (unless more than half of all Bondholders (as defined in the Explanatory Statement) by Principal Amount (as defined in the Explanatory Statement), as at the Record Date (as defined in the Explanatory Statement), have notified the Representor that they consent to the waiver of this condition).

13. The Representor's directors will also undertake to the Royal Court that the Jersey Scheme will not be made effective unless it can be made so effective by 31 July 2004.

Jersey Scheme

14. A copy of the Jersey Scheme is set out at pages 271 to 311 of the Explanatory Statement.

15. The Jersey Scheme will involve all persons (including persons who are not currently Bondholders of the Representor) with any claim in respect of any liability of the Representor arising directly or indirectly in relation to or arising out of or in connection with the Jersey Indenture (as defined in the Explanatory Statement), the Jersey Notes (as defined in the Explanatory Statement), the Jersey Intercompany Debt (as defined in the Explanatory Statement) and the Jersey Guarantee Liability (as defined in the Explanatory Statement), including any liability of the Representor in respect of loss or damage suffered or incurred as a result of or in connection with any such liability, including all Holders of Jersey Notes (as defined in the Explanatory Statement) and any other Jersey Scheme Creditors with a Jersey Ancillary Claim (as defined in the Explanatory Statement). Each Jersey Scheme Creditor will have its Jersey Scheme Claim compromised under the terms of the Jersey Scheme.

16. Jersey Scheme Creditors with Jersey Ancillary Claims must notify the Representor (or the Escrow Agent by submitting a duly completed Claim
     Form) of their Jersey Ancillary Claims (as described in more detail in paragraph 4 of Part III of the Explanatory Statement on or before the Bar Date (as defined in the Explanatory Statement) in order to obtain an entitlement to receive the shares in Telewest Global.

17. The Bar Date has been set to be only one day after the Effective Date in order to minimise the serious disruption to trading of the shares in Telewest Global which would be likely to ensue if the period of time between the Effective Date and the Bar Date were to be any longer.

18. Despite the considerable amount of press coverage that the proposed restructuring has received, the announcements that have been made and the various advertisements for claims that have been placed by Telewest and the Representor on 16 December 2003, 8 January 2004, 6 February 2004, 8 April 2004, 30 April 2004 and 8 June 2004, neither Telewest nor the Representor have been notified of the existence of any Ancillary Claim that would require to be compromised by the Jersey Scheme.

19. The Jersey Scheme comprises two separate schemes of arrangement under English and Jersey law. Both schemes are on identical terms and are intended to take place simultaneously.

20. The Jersey Scheme is also proposed under Jersey law to ensure that, in the event that such a scheme of arrangement is agreed upon by the requisite number of creditors and sanctioned by the Jersey Royal Court, such scheme of arrangement may not be subject to challenge by any Jersey Scheme Creditor seeking to claim that they had not submitted to the jurisdiction of the High Court or the US Bankruptcy Code or that such jurisdiction was not exclusive and that they are therefore not bound by the terms of the Jersey Scheme. It is further considered that since the Representor is a company incorporated under the laws of Jersey, it should subject its compromise to the discretion of the Jersey Royal Court as well as the High Court.

21. Whilst the Representor is a company incorporated in Jersey, Channel Islands, it is tax resident in the UK and operates through UK based management. As a UK tax resident company it is therefore within the charge of UK corporation tax. However by virtue of paragraph 5(3),
     Schedule 9, Finance Act 1996, no such charge will arise if the release is pursuant to a scheme of arrangement which has taken effect under section 425 of the Companies Act 1985. With this in mind, it is intended that the Jersey Scheme will take effect both under Article 125 of the Jersey Companies Law and under section 425 of the Companies Act 1985.

The Scheme Meeting

22. By an Order made by this Court in the above matters on 27 April 2004 it was ordered that the Representor should convene in the manner therein mentioned a meeting of Jersey Scheme Creditors (the Meeting) for the purpose of considering and if thought fit approving (with or without modification) the Jersey Scheme, and the Court appointed Mr. Anthony Stenham or, failing him, Mr. Stephen Cook to act as chairman of the Meeting and directed the chairman to report the results of the Meeting to the Court.

23. The Meeting was advertised on 30 April 2004, in accordance with the Order given by Mr. Justice David Richards, in the international edition of the Financial Times and the global edition of the Wall Street Journal (and a copy of such notice was sent to DTC, Euroclear and Clearstream for transmission to their registered holders for onward ultimate transmission to the ultimate beneficial owners).

24. The Meeting was held on 1 June 2004 at The Lincoln Centre, 18 Lincoln's Inn Fields, London WC2A 3ED in accordance with the Order given by Mr. Justice David Richards and Mr. Anthony Stenham acted as the chairman.

25. At the Meeting the resolution submitted was that the Jersey Scheme be approved and such resolution was passed at the Meeting and the Jersey Scheme was approved accordingly.

26. The number of Jersey Scheme Creditors entitled to vote and present and voting at the Meeting for and against the Jersey Scheme were as stated in the following table:

                                   TABLE

-------------------------------------------------------------------------------
How present         Voted for the Resolution       Voted against the Resolution
-------------------------------------------------------------------------------
                 Number           Value         Number            Value
-------------------------------------------------------------------------------
By proxy         100%             100%          -                 -
-------------------------------------------------------------------------------

27. No proxies lodged for use at the above Meeting were rejected by the Chairman, all such proxies being in order.

28. By his Affidavit dated 14 June 2004, Anthony Stenham reported to the Court the result of the Meeting.

29. It will be for the benefit of the Representor and of the Jersey Scheme Creditors taken as a whole that the Jersey Scheme should be sanctioned by this Honourable Court.

WHEREFORE the Representor humbly prays that the Honourable Court makes the following directions:

(1) that the Jersey Scheme set out in the Schedule hereto may be sanctioned by this Honourable Court so as to be binding upon the Representor and the Jersey Scheme Creditors as therein defined; or

(2)  that such other Order may be made as the Court shall see fit."

     Upon reading the above Representation and the Affidavits of Anthony Stenham, Stephen Cook and Charles Norton Lloyd Maunder with accompanying exhibits, and the Scheme of Arrangement and the Explanatory Statement, and upon the directors of the Representor confirming by way of undertaking to the Jersey Court that the Jersey Scheme will not be made effective under Jersey law (through delivering, or procuring the delivery of, the office copy of the Jersey Order of the Royal Court approving the Jersey Scheme to the Jersey Registrar of Companies) unless and until the directors of the Representor are satisfied that all of the following have occurred and are unconditional, or would occur or become unconditional on the effective date, or have been waived (to the extent possible):

     (a) the order of the High Court which sanctions the Telewest Communications plc (Telewest) scheme of arrangement (Telewest Scheme) has been delivered to the English Registrar of Companies (thereby making the Telewest Scheme effective);

     (b) the Representor, Telewest, Telewest Global, Inc., Telewest UK Limited and the Escrow Agent have entered into the Escrow Agent Agreement (as defined in the Explanatory Statement) substantially in accordance with the terms of the Jersey Scheme; and

     (c) the Representor has obtained a permanent injunction and order of the US Bankruptcy Court under section 304 of the US Bankruptcy Code in substantially the same form as that described in paragraph 9 of Part II of the Explanatory Statement pursuant to which Jersey Scheme Creditors (as defined in the Explanatory Statement) are restrained from commencing or continuing actions or proceedings against, inter alia, the Representor in respect of Jersey Scheme Claims (as defined in the Explanatory Statement) (unless more than half of all Bondholders (as defined in the Explanatory Statement) by Principal Amount (as defined in the Explanatory Statement), as at the Record Date (as defined in the Explanatory Statement), have notified the Representor that they consent to the waiver of this condition);

          and upon hearing the advocate for the Representor, the Court ordered:-

1. that this Court hereby sanctions the Scheme of Arrangement as set out in the Schedule hereto;

2. that the Representor deliver the office copy of this order sanctioning the Scheme of Arrangement to the Registrar of the Jersey Registrar of Companies for registration on or as soon as reasonably practicable after the date on which the conditions described in the recitals to the Scheme of Arrangement and the outlined undertaking described in this order above, are satisfied or waived; and

3. that if the conditions outlined above in the order are not satisfied by 31 July, 2004, or if it appears before that date that such conditions are incapable of being satisfied, the Representor is at liberty to apply for this order to be revoked.


                                                 /s/ Greffier Substitute



O&LeM (RJMeR)

                                  SCHEDULE

                         THE SCHEME OF ARRANGEMENT

                             THE JERSEY SCHEME

                           SCHEME OF ARRANGEMENT
                           ---------------------

                 IN THE ROYAL COURT OF THE ISLAND OF JERSEY

                             (Samedi Division)

             IN THE MATTER OF TELEWEST FINANCE (JERSEY) LIMITED

                                   -and -

              IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

                           SCHEME OF ARRANGEMENT

            UNDER ARTICLE 125 OF THE COMPANIES (JERSEY) LAW 1991

                                   -and -

         IN THE HIGH COURT OF JUSTICE OF ENGLAND AND WALES CHANCERY
                                  DIVISION

             IN THE MATTER OF TELEWEST FINANCE (JERSEY) LIMITED

                                   -and-

                  IN THE MATTER OF THE COMPANIES ACT 1985

                           SCHEME OF ARRANGEMENT

                UNDER SECTION 425 OF THE COMPANIES ACT 1985

                                  between

                     TELEWEST FINANCE (JERSEY) LIMITED

                                    and

                        THE JERSEY SCHEME CREDITORS

                 (as defined in the Scheme of Arrangement)

1.   PRELIMINARY

DEFINITIONS

1.2 In this Scheme, the following expressions shall, unless the context otherwise requires, have the following meanings:

"ACCOUNT DESIGNATION"              shall have the meaning given to it in
                                   Clause 4.22;

"ADJUDICATION REFERENCE DATE"      in respect of each Jersey Ancillary Claim
                                   (or part thereof) the date falling 60
                                   days after the submission of a Claim
                                   Form in respect thereof;


"ADMISSION"                        the approval for quotation of the New
                                   Shares, on Nasdaq, subject to notice of
                                   issuance;



"ADVISERS"                         (i) Baker Botts LLP; (ii) Cadwalader
                                   Wickersham & Taft LLP; (iii) Citigroup
                                   Global Markets Limited; (iv) Freshfields
                                   Bruckhaus Deringer; (v) Fried Frank
                                   Harris Shiver & Jacobson LLP; (vi)
                                   Gleacher Shacklock Limited; (vii) Jones
                                   Day; (viii) KPMG LLP; (ix) Ogier & Le
                                   Masurier; (x) Proskauer Rose LLP; (xi)
                                   UBS Securities, LLC; and (xii) Weil,
                                   Gotshal & Manges;

"AFFILIATES"                       TCN and Telewest Jersey;

"BAR DATE"                         5.00 p.m. (London time) on 16 July
                                   2004, or such other date as shall be
                                   notified to Jersey Scheme Creditors by
                                   announcement on a Regulatory Information
                                   Service or on Telewest's website at
                                   www.telewest.co.uk, being approximately
                                   one Business Day after the Jersey
                                   Effective Date;

"BONDHOLDER"                       a person with the ultimate economic
                                   interest in any of the Telewest Notes
                                   (other than the Eurobell Notes) and
                                   holding such interest in such Telewest
                                   Notes through one of the Clearing
                                   Systems or as a Definitive Holder (as
                                   defined in the Telewest Scheme) from
                                   time to time;

"BONDHOLDER COMMITTEE"             the ad hoc committee from time to time
                                   of certain Bondholders, Jersey
                                   Bondholders and Telewest Scheme
                                   Creditors, as at 26 April 2004
                                   consisting of Angelo Gordon & Co L.P.,
                                   Franklin Mutual Advisors, LLC; Fidelity
                                   Management & Research Co.; Goldentree
                                   Asset Management, LP; Oaktree Capital
                                   Management LLC; and OZ Management LLC;

"BUSINESS DAY"                     any day other than a Saturday, Sunday or
                                   any other day which is a public holiday in England and Wales, Jersey or New York;

"CLAIM FORM"                       in relation to Jersey Scheme Creditors,
                                   who are not Jersey Bondholders in respect of their Jersey Known Scheme Claims, the form which is set out in Appendix 2 to this Scheme;

"CLEARING SYSTEM"                  each or all of DTC, Euroclear and
                                   Clearstream and any other system
                                   designed for similar and/or analogous
                                   purposes, as appropriate;

"CLEARSTREAM"                      Clearstream Banking, societe anonyme,
                                   Luxembourg;

"COURTS" together the English Court and the Jersey Court and a reference to "Court" means one of them;

"DEED OF RELEASE"                  a deed to be entered into by
                                   Telewest Jersey following the Jersey
                                   Effective Date on behalf of Jersey
                                   Scheme Creditors pursuant to the
                                   authorisation given at Clause 3.5;

"DEPOSIT AGREEMENTS"               the Telewest Deposit Agreements and the
                                   Jersey Deposit Agreement, and each of
                                   them;

"DEPOSITARY"                       The Bank of New York in its capacity as
                                   book-entry depositary for the Jersey
                                   Notes and any successor thereto;

"DESIGNATED DTC ACCOUNT"           the DTC account designated in a Claim
                                   Form as being that into which a Jersey
                                   Scheme Creditor submitting a Claim Form
                                   wishes New Shares comprised in its
                                   Initial Share Entitlement and any Final
                                   Distribution to be credited (and, if
                                   there is more than one, any of them) in
                                   accordance with the terms of this
                                   Scheme;

"DIRECTORS AND FORMER              any person who is, or who has been at
DIRECTORS"                         any time since 13 May 2002, a director
                                   of Telewest, the Affiliates, Liberty
                                   Media, Telewest UK or New Telewest;

"DISTRIBUTION NOTICE"              the notice to be served by Telewest
                                   Jersey on the Escrow Agent directing the Escrow Agent to make a transfer of New
                                   Shares or cash (as appropriate), as
                                   required by the terms of the Escrow
                                   Agent Agreement;

"DTC" the Depository Trust Company of New York, a New York corporation;

"ENGLISH COMPANIES ACT"            the Companies Act 1985 of England and
                                   Wales, as amended;

"ENGLISH COURT"                    the High Court of Justice of England and
                                   Wales;

"ENGLISH ORDER"                    the order of the English Court which
                                   sanctions the English Scheme;

"ENGLISH REGISTRAR OF COMPANIES"   the registrar of companies of England
                                   and Wales within the meaning of the
                                   English Companies Act;

"ENGLISH SCHEME"                   the scheme of arrangement pursuant to
                                   section 425 of the English Companies Act between Telewest Jersey and the Jersey
                                   Scheme Creditors in the form set out
                                   herein or with any modification,
                                   addition or condition which the English
                                   Court may think fit to approve or
                                   impose;

"ESCROW AGENT"                     The Bank of New York, in its capacity as
                                   escrow agent, as appointed by Telewest
                                   and Telewest Jersey pursuant to the
                                   Escrow Agent Agreement, and any
                                   successor thereto;

"ESCROW AGENT AGREEMENT"           the agreement entered into between
                                   Telewest, Telewest Jersey, New Telewest,
                                   Telewest UK and the Escrow Agent in
                                   accordance with the terms of Clause 5;

"EUROBELL NOTES"                   the 5 per cent. accreting convertible
                                   notes due 2003 issued by Telewest on 1
                                   November 2000 with an Initial Principal
                                   Amount (as defined therein) of
                                   (pound)220,000,000, on 15 January 2001
                                   with an Initial Principal Amount (as
                                   defined therein) of(pound)30,000,000 and on 2 April 2001 with an Initial
                                   Principal Amount (as defined therein)
                                   of(pound)3,500,000 as, in each case,
                                   cancelled and reissued on 30 May 2003;

"EUROCLEAR"                        Euroclear Bank S.A./N.V., as operator of
                                   the Euroclear system;

"EXPLANATORY STATEMENT"            the explanatory statement dated 30 April
                                   2004 required to be furnished to Jersey
                                   Scheme Creditors pursuant to section 426 of the English Companies Act and article
                                   126 of the Jersey Companies Law;

"FINAL DISTRIBUTION"               the distribution of New Shares or cash
                                   to be made pursuant to Clauses 4.16 and
                                   4.17;

"FINANCIAL RESTRUCTURING"          the proposed overall restructuring and
                                   compromise of certain of the debts and
                                   other financial obligations of Telewest,
                                   TCN and Telewest Jersey pursuant to,
                                   inter alia, the Telewest Scheme and this Scheme;

"FSMA"                             the Financial Services and Markets Act 2000;

"HOLDER" a holder of a Jersey Note including, for the avoidance of doubt, but without double counting, the Depositary, the registered holder of a Jersey Note in definitive registered form and any person who becomes a Jersey Definitive Holder after the Record Date;

"INDEPENDENT ADJUDICATOR"          in respect of a Jersey Disputed Scheme
                                   Claim, the individual appointed to act
                                   as independent adjudicator in respect of such Jersey Disputed Scheme Claim in accordance with Clause 4.8;

"INITIAL DISTRIBUTION"             the distribution of New Shares to be
                                   made pursuant to Clauses 4.12 to 4.15;

"INITIAL SHARE ENTITLEMENT"        in respect of each Jersey Agreed Scheme
                                   Creditor, the number of New Shares
                                   calculated using the formula set out at
                                   Clause 4.12;

"JERSEY AGREED SCHEME CLAIM"       a Jersey Notified Scheme Claim, the
                                   Total Amount of which is liquidated in
                                   amount and has either (i) been agreed by Telewest Jersey; or (ii) otherwise been determined in accordance with the provisions of Clauses 4.8 to 4.1 1;

"JERSEY AGREED SCHEME CREDITOR"    a Jersey Scheme Creditor with a Jersey
                                   Agreed Scheme Claim. For the avoidance
                                   of doubt, if a Jersey Scheme Creditor
                                   has both a Jersey Agreed Scheme Claim
                                   and a Jersey Scheme Claim which has not
                                   yet been agreed, it shall be treated for the purposes of this Scheme as a Jersey
                                   Agreed Scheme Creditor only in respect
                                   of its Jersey Agreed Scheme Claim;

"JERSEY ANCILLARY CLAIM"           a Jersey Scheme Claim which is not a
                                   Jersey Known Scheme Claim;

"JERSEY ANCILLARY SCHEME CREDITOR" a Jersey Scheme Creditor with a Jersey
                                   Ancillary Claim;

"JERSEY BONDHOLDER"                a person with the ultimate economic
                                   interest in any of the Jersey Notes and
                                   holding such interest in such Jersey
                                   Notes through one of the Clearing
                                   Systems or as a Jersey Definitive Holder from time to time;

"JERSEY COMPANIES LAW"             the Companies (Jersey) Law 1991, as
                                   amended;

"JERSEY COURT"                     the Royal Court of Jersey;

"JERSEY DEFINITIVE HOLDER"         the registered holder of a Jersey Note
                                   in definitive registered form that became a definitive registered holder of such
                                   Jersey Note pursuant to the mechanics
                                   for voting described at Recital (f);

"JERSEY DEPOSIT AGREEMENT"         with respect to the Jersey Notes, as
                                   defined in the Jersey Indenture;

"JERSEY DIRECTORS"                 the directors of Telewest Jersey from
                                   time to time;

"JERSEY DISPUTED SCHEME            a Jersey Notified Ancillary Scheme
CLAIM"                             Claim and/or a Jersey Unresolved Claim which
                                   has not been agreed by Telewest Jersey
                                   on or before the Adjudication Reference
                                   Date and is referred (either in whole or in part) to the Independent Adjudicator;

"JERSEY EFFECTIVE DATE"            the time and date on which the office
                                   copies of the Orders are delivered to
                                   the relevant Registrar of Companies for
                                   registration;

"JERSEY ESCROW ACCOUNT"            the account into which the Escrow Agent
                                   will transfer all and any New Shares to
                                   which Telewest Jersey becomes entitled
                                   from time to time under the terms of the Telewest Scheme;

"JERSEY GUARANTEE                  any and all amounts due or capable of
LIABILITY"                         becoming due now or in the future from
                                   Telewest under or in respect of the
                                   Jersey Notes;

"JERSEY INDENTURE"                 the indenture dated 7 July 2000 between
                                   Telewest Jersey (as issuer), Telewest
                                   (as guarantor) and the Jersey
                                   Noteholders' Trustee relating to the 6
                                   per cent. senior convertible notes due
                                   2005 issued by Telewest Jersey, as
                                   amended, revised or supplemented from
                                   time to time;

"JERSEY INTERCOMPANY DEBT"         the debt in the principal amount of
                                   US$500,000,000 owing to Telewest Jersey
                                   by Telewest pursuant to an agreement
                                   between Telewest and Telewest Jersey
                                   dated 7 July 2000 as amended, revised or supplemented from time to time;

"JERSEY KNOWN SCHEME               the Jersey Scheme Claims as at the
CLAIMS"                            Record Date of the Holders of the
                                   Jersey Notes, or any of them, as to
                                   principal and interest that has accrued
                                   and remains unpaid thereon;

"JERSEY KNOWN SCHEME               Jersey Scheme Creditors with Jersey
CREDITORS"                         Known Scheme Claims. For the avoidance
                                   of doubt, if a Jersey Scheme Creditor
                                   has both a Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme
                                   Claim, it shall be treated for the
                                   purposes of this Scheme as a Jersey
                                   Known Scheme Creditor in respect of its
                                   Jersey Known Scheme Claim and a Jersey
                                   Notified Ancillary Scheme Creditor in
                                   respect of its Jersey Notified Ancillary
                                   Scheme Claim;

"JERSEY NOTEHOLDERS'               Law Debenture Trust Company of New
TRUSTEE"                           York, as successor trustee to The Bank
                                   of New York, or any successor trustee
                                   appointed in accordance with the
                                   provisions of the Jersey Indenture;

"JERSEY NOTES"                     each and every note in issue from time
                                   to time under any series of notes issued by Telewest Jersey pursuant to the terms of the Jersey Indenture;

"JERSEY NOTIFIED                   a Jersey Ancillary Claim that has been
ANCILLARY SCHEME CLAIM"            duly notified to Telewest Jersey or the
                                   Escrow Agent at any time prior to the
                                   Bar Date in accordance with Clause 4.1;

"JERSEY NOTIFIED                   a Jersey Scheme Creditor with a Jersey
ANCILLARY SCHEME CREDITOR"         Notified Ancillary Scheme Claim. For
                                   the avoidance of doubt, if a Jersey
                                   Scheme Creditor has both a Jersey Known
                                   Scheme Claim and a Jersey Notified
                                   Ancillary Scheme Claim, it shall be
                                   treated for the purposes of this Scheme
                                   as a Jersey Known Scheme Creditor in
                                   respect of its Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme
                                   Creditor in respect of its Jersey
                                   Notified Ancillary Scheme Claim;

"JERSEY NOTIFIED SCHEME            all Jersey Scheme Claims that have been
CLAIMS"                            notified in writing to Telewest Jersey
                                   (or the Escrow Agent by sending a duly
                                   completed Claim Form), at any time prior to the Bar Date in accordance with Clause 4.1, which shall include, for the avoidance of doubt and without further notification, all the Jersey Known
                                   Scheme Claims;

"JERSEY NOTIFIED SCHEME            Jersey Scheme Creditors with Jersey
CREDITORS"                         Notified Scheme Claims;

"JERSEY ORDER"                     the act issued by the Jersey Court which
                                   sanctions the Jersey Scheme;

"JERSEY REGISTRAR OF               the registrar of companies within the
COMPANIES"                         meaning of the Jersey Companies Law;

"JERSEY SCHEME"                    the scheme of arrangement under article
                                   125 of the Jersey Companies Law between
                                   Telewest Jersey and the Jersey Scheme
                                   Creditors in the form set out herein or
                                   with any modification, addition or
                                   condition which the Jersey Court may
                                   think fit to approve or impose;

"JERSEY SCHEME CLAIM"              any claim in respect of any Liability
                                   of Telewest Jersey to any person
                                   arising directly or indirectly in
                                   relation to or arising out of or in
                                   connection with all or any of the
                                   Jersey Indenture, the Jersey Notes, the
                                   Jersey Intercompany Debt and the Jersey
                                   Guarantee Liability, including any
                                   Liability of Telewest Jersey in respect
                                   of loss or damage suffered or incurred
                                   as a result of or in connection with
                                   such Liability in each case arising as
                                   at the Record Date, or after that date
                                   by reason of a Liability of Telewest
                                   Jersey incurred before that date
                                   (including, for the avoidance of doubt,
                                   any interest accruing on, or accretions
                                   arising in respect of, such claims
                                   after the Record Date);

"JERSEY SCHEME CREDITOR"           a creditor of Telewest Jersey in
                                   respect of a Jersey Scheme Claim or
                                   Jersey Scheme Claims including, for the
                                   avoidance of doubt, but without double
                                   counting in each case, the Depositary,
                                   the registered holder of a Jersey Note
                                   in definitive registered form and any
                                   person who becomes a Jersey Definitive
                                   Holder by virtue of an exchange of an
                                   interest in Jersey Notes held by or on
                                   behalf of that person on the Record
                                   Date for a Jersey Note in definitive
                                   registered form in that person's name;

"JERSEY SCHEME RATE"               the average of the closing mid-point
                                   spot rates in London for the conversion
                                   of Sterling into US Dollars, as reported by Bloomberg, L.P., for each trading day in the period commencing 1 October 2002 up to and including 26 April 2004, being $1.6650/(pound)1.00;

"JERSEY UNRESOLVED CLAIMS"         Jersey Notified Ancillary Scheme Claims
                                   which have not become Jersey Agreed
                                   Scheme Claims as at the Bar Date and
                                   which have not been withdrawn or
                                   conclusively rejected;

"LCIA"                             London Court of International
                                   Arbitration, or any successor thereto;

"LIABILITY" or                     any debt, liability or obligation
"LIABILITIES"                      whatsoever whether it is present,
                                   future, prospective or contingent,
                                   whether or not its amount is fixed or
                                   undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales, Jersey or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable or arises under a contract which is void or, being voidable, has been duly avoided;

"LIBERTY MEDIA"                    Liberty Media Corporation, a Delaware
                                   corporation;

"LISTING RULES"                    the listing rules of the UK Listing
                                   Authority made under section 74(4) of
                                   the FSMA, as amended from time to time;

"LONDON STOCK EXCHANGE"            London Stock Exchange plc, a
                                   company incorporated in England and
                                   Wales with registered number 02075721,
                                   together with any successor thereto;

"MEETING"                          the meeting of Jersey Scheme Creditors
                                   convened in accordance with the leave
                                   of the Jersey Court pursuant to article
                                   125 of the Jersey Companies Law and the
                                   leave of the English Court pursuant to
                                   section 425 of the English Companies
                                   Act to consider and, if thought fit,
                                   approve this Scheme, including any
                                   adjournment thereof;

"NASDAQ" the National Association of Securities Dealers Automated Quotation System;

"NET PROCEEDS OF SALE"             the proceeds of sale of the
                                   relevant New Shares net of all associated commissions, transfer taxes and other costs, including the expenses and compensation of the Escrow Agent in effecting such sale;

"NEW SHARES"                       245,000,000 new shares of common stock,
                                   par value $0.01 per share, of New
                                   Telewest, or such other number of New
                                   Shares representing 100 per cent. (less
                                   one share) of the issued share capital
                                   of New Telewest as is authorised
                                   pursuant to the Telewest Scheme;

"NEW TELEWEST"                     Telewest Global, Inc., a Delaware
                                   corporation;

"NEW TELEWEST GROUP"               New Telewest and its subsidiaries and
                                   subsidiary and associated undertakings;

"NOMINATED RECIPIENT"              the person specified as such in a Claim
                                   Form;

"NOTEHOLDERS' TRUSTEE"             in respect of each of the Telewest
                                   Indentures, Law Debenture Trust Company
                                   of New York, as successor trustee to The
                                   Bank of New York, or any successor
                                   trustee appointed in accordance with the provisions of the relevant Telewest
                                   Indentures;

"NSPCC" the National Society for the Prevention of Cruelty to Children, a company registered in England and Wales with registered number 216401, together with any successor thereto;


"OFFICIAL LIST"                    the Official List of the UK Listing
                                   Authority;

"OPEN MARKET"                      to the extent that the New Shares, when
                                   sold, are listed or quoted on any
                                   securities exchange or inter-dealer
                                   quotation system, the sale of the New
                                   Shares on such exchange or through such
                                   inter-dealer quotation system; and to
                                   the extent that the New Shares, when
                                   sold, are not listed or quoted on any
                                   securities exchange or inter-dealer
                                   quotation system, the sale of the New
                                   Shares to a third party, such third
                                   party, in any event, to be unrelated to
                                   the New Telewest Group; and to the
                                   extent the New Shares, when sold, are
                                   not listed or quoted on any securities
                                   exchange or inter-dealer quotation
                                   system, and the Escrow Agent has used
                                   all reasonable endeavours and is not
                                   able to sell the New Shares to a third
                                   party unrelated to the New Telewest
                                   Group, the gift of the New Shares to the NSPCC;

"ORDERS"                           the English Order and/or the Jersey
                                   Order which sanction this Scheme;

"PARTICIPANT"                      in relation to the holder of the
                                   particular nominal amount of the Jersey
                                   Notes which were exchanged into
                                   definitive registered certificates in
                                   the name of a Jersey Definitive Holder,
                                   the person shown in the records of DTC,
                                   Euroclear or Clearstream (as the case
                                   may be) or any other Clearing System
                                   immediately preceding such exchange in
                                   respect of such nominal amount of Jersey
                                   Notes;

"POST"                             delivery by pre-paid first class post
                                   or air mail;

"PRINCIPAL AMOUNT"                 in respect of each Jersey Known Scheme
                                   Creditor, in respect of each of the
                                   Jersey Notes held by it, the face value
                                   of the Jersey Notes outstanding and in
                                   issue on the Record Date as finally
                                   determined in accordance with the terms
                                   of this Scheme;

"PROCEEDING"                       any process, action, or other legal
                                   proceeding (including, without
                                   limitation, any demand, arbitration,
                                   alternative dispute resolution,
                                   judicial review, adjudication,
                                   execution, seizure, distraint,
                                   forfeiture, re-entry, lien, enforcement
                                   of judgment or enforcement of any
                                   security);

"RECORD DATE"                      30 April 2004;

"REGISTRAR OF COMPANIES"           in relation to the English Scheme, the
                                   English Registrar of Companies and, in
                                   relation to the Jersey Scheme, the
                                   Jersey Registrar of Companies;

 "RE-GLOBALISATION"                in relation to the Jersey Notes, the
                                   exchange of the definitive registered
                                   certificates in respect of the Jersey
                                   Notes held by Jersey Definitive Holders
                                   into book-entry interests in a global
                                   bearer form of the Jersey Notes held by
                                   the Depositary in the Clearing Systems;

"REGULATORY INFORMATION SERVICE"   any of the services set out in Schedule
                                   12 to the Listing Rules;

"RELEASED PARTIES"                 (i) Neil Smith; (ii) John Malone; (iii)
                                   Liberty TWSTY Bonds, Inc.; (iv) Liberty
                                   Media International, Inc.; (v) Liberty
                                   UK Holdings, Inc.; (vi) Liberty UK,
                                   Inc.; (vii) IDT Corporation; (viii) IDT
                                   Venture Capital, Inc.; (ix) IDT UK Cable
                                   Inc. (formerly known as Microsoft UK
                                   Cable, Inc.); (x) IDT Cable Partnership
                                   Holdings, Inc. (formerly known as
                                   Microsoft Cable Partnership Holdings,
                                   Inc.); (xi) Liberty Flex Holdings; (xii)
                                   Liberty TWSTY Holdings, Inc.; (xiii)
                                   Liberty International B-LL-C; and (xiv)
                                   Microsoft Corporation;

"SCHEME"                           the English Scheme and/or the Jersey
                                   Scheme, as the context may require;

"SHARE ENTITLEMENT"                the entitlement to New Shares of each
                                   Jersey Agreed Scheme Creditor pursuant
                                   to the terms of this Scheme;

"STERLING", "(POUND)" OR "PENCE"   the lawful currency of the United
                                   Kingdom for the time being;

"TCN" Telewest Communications Networks Limited, a company incorporated in England and Wales with registered number 3071086;

"TELEWEST"                         Telewest Communications plc, a company
                                   incorporated in England and Wales with
                                   registered number 2983307;

"TELEWEST DEPOSIT                  with respect to each class of Telewest
AGREEMENTS"                        Notes (other than the Eurobell Notes),
                                   as defined in the applicable Telewest
                                   Indenture;

"TELEWEST EFFECTIVE DATE"          the time and date on which an office
                                   copy of the Telewest Order is delivered
                                   to the English Registrar of Companies
                                   for registration;

"TELEWEST INDENTURES"              each of (a) the indenture dated as of 3
                                   October 1995 between Telewest and the
                                   Noteholders' Trustee relating to the
                                   9.625 per cent. senior debentures due
                                   2006 of Telewest; (b) the indenture
                                   dated as of 19 February 1999 between
                                   Telewest and the Noteholders' Trustee
                                   relating to the 5.25 per cent. senior
                                   convertible notes due 2007 of Telewest;
                                   (c) the indenture dated as of 3 October
                                   1995 between Telewest and the
                                   Noteholders' Trustee relating to the 11
                                   per cent. senior discount debentures due
                                   2007 of Telewest; (d) the indenture
                                   dated as of 9 November 1998 between
                                   Telewest and the Noteholders' Trustee
                                   relating to the 11.25 per cent. senior
                                   notes due 2008 of Telewest; (e) the
                                   indenture dated as of 15 April 1999
                                   between Telewest and the Noteholders'
                                   Trustee relating to the 9.25 per cent.
                                   Dollar senior discount notes due 2009
                                   and the 9.875 per cent. Sterling senior
                                   discount notes due 2009 of Telewest; and
                                   (f) the indenture dated as of 25 January
                                   2000 between Telewest and the
                                   Noteholders' Trustee relating to the
                                   9.875 per cent. Dollar senior notes due
                                   2010, the 11.375 per cent. Dollar senior discount notes due 2010 and the 9.875 per cent. Sterling senior notes due 2010 of Telewest and, in each case, as thereafter amended, revised or supplemented from time to time;

"TELEWEST JERSEY"                  Telewest Finance (Jersey) Limited, a
                                   wholly owned subsidiary of Telewest,
                                   incorporated under the Jersey Companies
                                   Law with registered number 77278;

"TELEWEST NOTES"                   each of the Eurobell Notes and each and
                                   every note in issue from time to time
                                   under any series of notes issued by
                                   Telewest pursuant to the terms of any of the Telewest Indentures;

"TELEWEST ORDER"                   the order of the English Court which
                                   sanctions the Telewest Scheme;

"TELEWEST SCHEME"                  the scheme of arrangement under section
                                   425 of the English Companies Act
                                   between Telewest and the Telewest
                                   Scheme Creditors with any modification,
                                   addition or condition which the English
                                   Court may think fit to approve or
                                   impose;

"TELEWEST SCHEME CLAIM"            any claim in respect of any Liability
                                   of Telewest to any person arising
                                   directly or indirectly in relation to or arising out of or in connection with all or any of the Telewest Indentures, the Telewest Notes, the Jersey Indenture, the Jersey Notes, the Jersey
                                   Intercompany Debt and the Jersey
                                   Guarantee Liability, including any
                                   Liability of Telewest in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date, or after that date by reason of a Liability of Telewest incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record
                                   Date);

"TELEWEST SCHEME                   a creditor of Telewest in respect of a
CREDITORS"                         Telewest Scheme Claim or Telewest
                                   Scheme Claims;

"TELEWEST UK"                      Telewest UK Limited, a company
                                   incorporated in England and Wales with
                                   registered number 4925679;

"TERMINATION DATE"                 the sixth anniversary of the Jersey
                                   Effective Date;

"TOTAL AMOUNT"                     shall have the meaning given to it in
                                   Clause 4.6;

"UK" OR "UNITED KINGDOM"           the United Kingdom of Great Britain and
                                   Northern Ireland;

"UK LISTING AUTHORITY"             the Financial Services Authority acting
                                   in its capacity as the competent
                                   authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission to the Official List otherwise than in accordance with Part VI of the FSMA;

"USA", "US" OR "UNITED             the United States of America, its
STATES"                            territories and possessions, any State
                                   of the United States of America and the
                                   District of Columbia;

"US BANKRUPTCY CODE"               Title 11 of the United States Code;

"US BANKRUPTCY COURT"              the United States Bankruptcy Court for
                                   the Southern District of New York or any other United States court which may be exercising jurisdiction over Telewest or
                                   Telewest Jersey under the US Bankruptcy
                                   Code;

"US DOLLAR", "DOLLAR" OR           US Dollars or other lawful currency
"$"                                being the currency of the USA for the
                                   time being;

"VOTING DEADLINE"                  7.00 p.m. (prevailing Eastern time) in
                                   New York on 27 May 2004; and

"W.R. HUFF"                        W. R. Huff Asset Management Co., L.L.C.

RECITALS


     (a) Telewest is proposing a separate creditors' scheme of arrangement (the Telewest Scheme) under section 425 of the English Companies Act pursuant to which Telewest Scheme Creditors will release claims against Telewest in respect of or arising out of or in connection with the Telewest Indentures; the Telewest Notes; the Jersey Indenture; the Jersey Notes; the release of the Jersey Intercompany Debt and the Jersey Guarantee Liability pursuant to the Telewest Scheme; and any Liability of Telewest in respect of loss or damage suffered or incurred as a result of or in connection with such liabilities.

     (b) Under this Scheme, each Jersey Scheme Creditor shall become entitled on the Jersey Effective Date to have transferred to it a pro rata share of the New Shares to which Telewest Jersey will, on its Telewest Scheme Claim becoming an Agreed Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme, become entitled pursuant to the Telewest Scheme.

     (c) The English Scheme and the Jersey Scheme are separate schemes of arrangement but are in substantially identical terms and are intended to take effect simultaneously. Neither the English Order nor the Jersey Order will be delivered to the relevant Registrar of Companies for registration unless both Orders are delivered on the same date.

     (d) The Jersey Directors undertook to the Jersey Court and the English Court that this Scheme would not be made effective (through Telewest Jersey delivering, or procuring the delivery of, the office copy of the Orders to the relevant Registrar of Companies) unless and until the Jersey Directors were satisfied that all of the following had occurred and were unconditional, or would occur or become unconditional on the Jersey Effective Date, or had been waived (to the extent possible):

          (i) the Telewest Order having been delivered to the English Registrar of Companies (thereby making the Telewest Scheme effective);

          (ii) Telewest Jersey, Telewest, New Telewest, Telewest UK and the Escrow Agent having entered into the Escrow Agent Agreement substantially in accordance with the terms of Clause 5; and

          (iii)Telewest Jersey having obtained a permanent injunction and order of the US Bankruptcy Court under section 304 of the US Bankruptcy Code pursuant to which Jersey Scheme Creditors are restrained from commencing or continuing actions or proceedings against, inter alia, Telewest Jersey in respect of Jersey Scheme Claims (unless more than half of all Bondholders and Jersey Bondholders by Principal Amount, as at the Record Date, have notified Telewest Jersey that they consent to the waiver of this condition).

     (e) The Jersey Directors further undertook to the Jersey Court and the English Court that this Scheme would not be made effective (through Telewest Jersey delivering, or procuring the delivery of, the office copy of the Orders to the relevant Registrar of Companies) unless it could be made so effective by the later of 27 July 2004 or 60 days after the date of any vote by Jersey Scheme Creditors to approve this Scheme and the Telewest Scheme, subject to that vote occurring on or before 12 July 2004.

     (f) The Jersey Notes were issued in global bearer form and were held by the Depositary. At the request of certain registered holders of Jersey Notes (acting under the authority of the relevant Jersey Bondholders), arrangements were made for the global bearer form of the Jersey Notes to be exchanged in whole or in part for Jersey Notes in definitive form registered in the names of the relevant Jersey Bondholders (who thereby became Jersey Definitive Holders and are Jersey Scheme Creditors for the purposes of this Scheme). Any unexchanged Jersey Notes continue to be held in global bearer form by the Depositary (who remains the Jersey Scheme Creditor for such amounts for the purpose of this Scheme).

     (g) Following the Jersey Effective Date, and on the terms of this Scheme, the registered notes held by Jersey Definitive Holders will be converted back into global bearer form to be registered in the name of the Holders of such Jersey Notes as at the time, in each case, immediately prior to their conversion into definitive registered form. This mechanism (herein defined as "Re-globalisation") is put in place in order to allow New Shares to be distributed pursuant to this Scheme through the Clearing Systems without the need for Jersey Bondholders to complete any details of how they would like to receive the New Shares in a Claim Form.

     (h) Each of New Telewest and Telewest UK appeared by counsel on the hearings of the petitions to sanction this Scheme, consented to this Scheme and undertook to be bound thereby and to execute and do and/or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed and done by it or on its behalf for the purpose of giving effect to this Scheme.

     (i) The Escrow Agent appeared by counsel on the hearings of the petitions to sanction this Scheme and undertook to perform its designated functions and comply with its obligations as Escrow Agent subject to and in accordance with the terms of the Escrow Agent Agreement.

     (j) The Noteholders' Trustee and the Jersey Noteholders' Trustee appeared by counsel on the hearings of the petitions to sanction this Scheme and undertook to perform their duties and comply with their obligations as Noteholders' Trustee and Jersey Noteholders' Trustee subject to and in accordance with the terms of the relevant Telewest Indentures and Jersey Indenture and applicable law.

     (k) The Depositary appeared by counsel on the hearings of the petitions to sanction this Scheme and undertook to perform its designated functions and comply with its obligations as book-entry depositary subject to and in accordance with the terms of the Deposit Agreements.

1    INTERPRETATION

     In this Scheme, unless the context otherwise requires or otherwise expressly provides for:

     (a) references to Clauses, Appendices and Recitals are references to the Clauses, Appendices and Recitals respectively of this Scheme;

     (b) references to a "person" include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

     (c) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

     (d) the singular includes the plural and vice versa and words importing one gender shall include all genders; and

     (e) headings are for ease of reference only and shall not affect the interpretation of this Scheme.

2    JERSEY EFFECTIVE DATE

     2.1  This Scheme will come into effect on the Jersey Effective Date.

3    THE SCHEME

     COMPROMISE OF JERSEY SCHEME CLAIMS

     3.1 (a) Immediately following the Jersey Effective Date, and once Re-globalisation has occurred in accordance with Clause 4.19, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability shall be cancelled and all Jersey Scheme Claims shall be satisfied and released fully and absolutely, in each case so as to bind the Jersey Scheme Creditors and any person who acquires any interest in or arising out of a Jersey Scheme Claim after the Record Date.

          (b) In consideration for the satisfaction and release referred to in Clause 3.l(a), each Jersey Agreed Scheme Creditor shall, subject to the other provisions of this Scheme, become entitled on the Jersey Effective Date to have transferred to it or to its Nominated Recipient a number of New Shares equal to its Share Entitlement in accordance with the procedures set out in this Scheme.

          (c) The Share Entitlement (or part thereof) of any Jersey Agreed Scheme Creditor, referred to in Clause 3.l(b), shall be satisfied in accordance with the provisions of Clause 4.

     INTEREST ON JERSEY SCHEME CLAIMS

     3.2 For the avoidance of doubt, the compromise effected pursuant to Clause 3.l(a) shall include a compromise of all interest and accreted amounts howsoever arising on or in respect of a Jersey Scheme Claim.

     STAY OF PROCEEDINGS

     3.3 For the avoidance of doubt, no Proceeding or other judicial, quasi-judicial, administrative or regulatory process whatsoever against Telewest Jersey or its property shall be commenced or continued in any jurisdiction whatsoever to recover any Jersey Scheme Claim or to establish the existence or amount of any Jersey Scheme Claim.

     ASSIGNMENTS OR TRANSFERS AFTER THE RECORD DATE

     3.4 (a) Telewest Jersey shall be under no obligation to recognise any assignment or transfer of a Jersey Scheme Claim after the Record Date for the purposes of determining entitlements under this Scheme and has no obligations hereunder to any person other than a Jersey Scheme Creditor, provided that, where Telewest Jersey has received from the relevant parties notice in writing of an assignment or transfer, Telewest Jersey may, in its sole discretion and subject to the production of such other evidence in relation to such transfer or assignment as Telewest Jersey may require and to any other terms and conditions which Telewest Jersey may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of making distributions under this Scheme. Any assignee or transferee of a Jersey Scheme Claim so recognised by Telewest Jersey shall be bound by the terms of this Scheme.

          (b) To the extent that any Jersey Notified Scheme Creditor transfers or assigns all or part of its Jersey Notified Scheme Claim after the Record Date, the transfer by or on behalf of Telewest Jersey to the Jersey Notified Scheme Creditor or its Participant or the Jersey Notified Scheme Creditor's or its Participant's Nominated Recipient named in any Claim Form submitted by such Jersey Notified Scheme Creditor, or any assignee or transferee recognised by Telewest Jersey in accordance with Clause 3.4(a), of its entitlement to New Shares shall be effective to discharge and extinguish any Liabilities as at the Jersey Effective Date or thereafter of Telewest Jersey to any transferee or assignee of such Jersey Notified Scheme Claim arising directly or indirectly in relation to or arising out of or in connection with the relevant Jersey Notified Scheme Claim.

     RELEASE

     3.5 (a) Each of the Jersey Scheme Creditors hereby authorises Telewest Jersey from the Jersey Effective Date to enter into, execute and deliver as a deed on behalf of each Jersey Scheme Creditor and any person to whom a Jersey Scheme Creditor has transferred Jersey Notes after the Record Date one or more Deeds of Release whereby any and all claims of such persons against Telewest, the Affiliates, the Directors and Former Directors, the Released Parties, the Bondholder Committee, W. R. Huff, Liberty Media, Telewest UK, New Telewest, the Noteholders' Trustee, the Jersey Noteholders' Trustee and the Advisers in relation to or arising out of or in connection with the Jersey Notes, the Telewest Indentures, the Jersey Indenture, the Jersey Guarantee Liability and the Jersey Intercompany Debt and/or the implementation of the Telewest Scheme, this Scheme andlor the Financial Restructuring shall be waived and released fully and absolutely from the Jersey Effective Date.

          (b) Any Deed of Release to be executed pursuant to the authority conferred by Clause 3.5(a) above shall be substantially in the form attached at Appendix 1 subject to any modifications required or approved by the Courts and shall take effect in relation to such claims and liabilities as the Courts consider appropriate, provided only that the effect of any such modification is not such as would require the release of a claim that is not referred to in Clause 3.5(a) above.

4 DETERMINATION OF JERSEY AGREED SCHEME CLAIMS AND SHARE ENTITLEMENTS OF JERSEY SCHEME CREDITORS

     NOTIFICATION

     4.1 (a) No Jersey Scheme Creditor shall be entitled to receive any consideration under this Scheme in respect of any Jersey Scheme Claim unless that Jersey Scheme Claim is (i) a Jersey Notified Scheme Claim and (ii) subsequently becomes a Jersey Agreed Scheme Claim either in whole or in part.

          (b) Jersey Known Scheme Creditors are deemed to have Jersey Notified Scheme Claims in respect of their Jersey Known Scheme Claims for a value equal to the total amount of principal of, and interest that has accrued and remains unpaid on, the relevant Jersey Notes as at the Record Date.

          (c) Jersey Scheme Creditors with Jersey Ancillary Claims must notify Telewest Jersey of their Jersey Ancillary Claims in writing. Notification will only be effective if it is received by Telewest Jersey on or before the Bar Date and includes details of (i) the identity of the Jersey Ancillary Scheme Creditor, (ii) a description of the nature of its Jersey Ancillary Claim and how such Jersey Ancillary Claim arose; (iii) the value at which, and the dates on which, the Jersey Notes on which its Jersey Ancillary Claim is based were bought and sold (if applicable); (iv) the maximum amount of its Jersey Ancillary Claim; and (v) the legal basis of liability of Telewest Jersey. For the avoidance of doubt, the transmission and receipt by the Escrow Agent or Telewest Jersey of a duly completed Claim Form prior to the Bar Date shall, subject to Clause 4.7 below, constitute notification for these purposes.

          (d) Jersey Ancillary Claims may be notified in any amount. However, a Jersey Ancillary Scheme Creditor submitting a Claim Form for an amount greater than the amount of principal of, and interest that has accrued and remains unpaid on, the Jersey Notes from which its Jersey Ancillary Claim arises must, in addition to the information required at Clause 4.l(c), also supply a memorandum which gives particulars of the facts on which the Jersey Ancillary Scheme Creditor relies and identifies the legal basis for the Jersey Ancillary Claim and its quantum. If such memorandum is not supplied prior to the Bar Date, the relevant Jersey Ancillary Claim will, subject to Clause 4.l(c), be deemed to have been notified in an amount equal to the amount of the principal of, and interest that, as at the Record Date, has accrued and remains unpaid on, the Jersey Notes from which the Jersey Ancillary Claim arises.

     AGREEMENT OF JERSEY SCHEME CLAIMS

     4.2 Each Jersey Scheme Creditor may submit either or both of a Jersey Known Scheme Claim and a Jersey Ancillary Claim, each in any amount. However, no Jersey Ancillary Claim may become a Jersey Agreed Scheme Claim for a value greater than the aggregate amount that has been validly notified to Telewest Jersey in accordance with Clauses 4.l(c) and 4.l(d).

     4.3 The value of Jersey Scheme Claims shall be determined as at the Record Date.

     4.4 A Jersey Scheme Creditor shall have no right after the Bar Date to increase the amount of its Jersey Scheme Claim.

     4.5 Jersey Known Scheme Claims shall automatically become Jersey Agreed Scheme Claims on the Jersey Effective Date.

     4.6 (a) The value of each Jersey Scheme Creditor's Jersey Agreed Scheme Claim shall be equal to that Jersey Scheme Creditor's Total Amount. For these purposes, "Total Amount" means (i) in respect of the Jersey Known Scheme Claim of a Jersey Scheme Creditor, the Principal Amount of the debt held by it listed in column 1 of the table set out below, as multiplied by the multiplier of that Principal Amount set out in column 2 of the table set out below; and (ii) in respect of a Jersey Notified Ancillary Scheme Claim of a Jersey Scheme Creditor, the total amount of its Jersey Notified Ancillary Scheme Claim, as agreed by Telewest Jersey or otherwise determined in accordance with the terms of this Scheme, if necessary, as converted from Sterling into US Dollars at the Jersey Scheme Rate.

          ---------------------------------------------------------------------
                              Column 1                           Column 2
                               Debt                            Multiplier
                               ----                            ----------
          Jersey Notes                                            1.113
          ---------------------------------------------------------------------

          (b) Any Jersey Scheme Claim which at the Record Date is not immediately due and payable but on Telewest Jersey going into liquidation would, either automatically without further action by any party or by the issue of any notice by the relevant Jersey Scheme Creditor, be capable of being made legally and immediately due and payable, shall be treated for the purposes of calculating a Total Amount under this Scheme as immediately due and payable as at the Record Date (and hence not a debt payable at a future time).

     4.7 (a) Jersey Notified Ancillary Scheme Claims may be admitted or agreed by Telewest Jersey either for the whole amount claimed or for part of that amount. Telewest Jersey may reject a Jersey Notified Ancillary Scheme Claim in whole or in part if the Claim Form is not correctly completed or for any other reason whatsoever.

          (b) Jersey Notified Ancillary Scheme Claims which have not become Jersey Agreed Scheme Claims as at the Bar Date will remain Jersey Unresolved Claims unless and until they become Jersey Agreed Scheme Claims, are withdrawn or are conclusively rejected in whole or in part.

          (c) Jersey Ancillary Claims shall not be capable of becoming Jersey Agreed Scheme Claims (in accordance with the provisions of this Scheme) unless and until a duly completed Claim Form in respect of that Jersey Ancillary Claim (or part thereof) has been received by Telewest Jersey or the Escrow Agent. Jersey Notified Ancillary Scheme Creditors shall provide Telewest Jersey and the Escrow Agent with such other information as they may reasonably require to enable the relevant Jersey Notified Ancillary Scheme Claim to be determined.

          (d) Telewest Jersey may, at its sole discretion, send notice to any Jersey Notified Ancillary Scheme Creditor to require it to submit a duly completed Claim Form in respect of its Jersey Notified Ancillary Scheme Claim within 30 days of the date of such notice. If the relevant Jersey Notified Ancillary Scheme Creditor fails to submit a duly completed Claim Form within such 30 day period, the relevant Jersey Notified Ancillary Scheme Claim will automatically be deemed to have been irrevocably withdrawn.

          (e) If Telewest Jersey rejects any Jersey Notified Ancillary Scheme Claim either in whole or in part, it shall prepare a written statement of its reasons for doing so and send this as soon as reasonably practicable to the relevant Jersey Notified Ancillary Scheme Creditor.

          (f) Telewest Jersey shall endeavour to reach agreement with each Jersey Notified Ancillary Scheme Creditor as to the validity and amount of its Jersey Notified Ancillary Scheme Claim. Any Jersey Notified Ancillary Scheme Claim so agreed shall be treated as a Jersey Agreed Scheme Claim for the purposes of this Scheme.

          (g) Where more than one person seeks to assert an entitlement pursuant to this Scheme in respect of the same Jersey Notified Ancillary Scheme Claim (or part thereof), the Jersey Notified Ancillary Scheme Claim shall not become a Jersey Agreed Scheme Claim unless and until it shall have been determined to Telewest Jersey's reasonable satisfaction (or by the Independent Adjudicator in accordance with Clauses 4.8 to 4.11) who is entitled to the relevant Share Entitlement and in what proportions.

          (h) In the event that the validity of a Jersey Notified Ancillary Scheme Claim (or part thereof) and/or the amount of a Jersey Notified Ancillary Scheme Claim (as included in the relevant Claim Form) has not been agreed by Telewest Jersey on or before the Adjudication Reference Date, Telewest Jersey shall refer that Jersey Notified Ancillary Scheme Claim (or disputed part thereof) to an Independent Adjudicator as a Jersey Disputed Scheme Claim no later than 14 days thereafter, and send by Post to the Jersey Notified Ancillary Scheme Creditor concerned a notice to the effect that the Jersey Notified Ancillary Scheme Claim has become a Jersey Disputed Scheme Claim. Thereafter, the dispute between Telewest Jersey and the Jersey Notified Ancillary Scheme Creditor concerned regarding the Jersey Notified Ancillary Scheme Claim will be determined by an Independent Adjudicator in accordance with Clauses 4.8 to 4.11.

     ADJUDICATION OF JERSEY DISPUTED SCHEME CLAIMS

     4.8  (a)  Within 14 days of the first Adjudication Reference
               Date to occur in respect of a Jersey Disputed Scheme Claim, Telewest Jersey shall request the LCIA to nominate a fit and proper person duly qualified to adjudicate on the points in issue therein who will be the Independent Adjudicator for the purposes of this Scheme.

          (b) The Independent Adjudicator nominated in accordance with Clause 4.8(a) shall act as Independent Adjudicator in respect of any further Jersey Disputed Scheme Claims in respect of which an Adjudication Reference Date has occurred, unless (i) he, Telewest Jersey or the Jersey Notified Ancillary Scheme Creditor concerned notifies the LCIA that there is, or may be, a conflict of interest in relation to his appointment to determine such Jersey Disputed Scheme Claim; (ii) he considers and notifies the LCIA that, in his sole opinion, due to the work he is undertaking in respect of other Jersey Disputed Scheme Claims, he will be unable to adjudicate upon a particular Jersey Disputed Scheme Claim within two months from the date on which the Jersey Disputed Scheme Claim is referred to him by Telewest Jersey; or (iii) he is otherwise unable to perform his duties as independent adjudicator by reason of his death, incapacity, dismissal or resignation (on the grounds of ill health or ceasing to be an adjudicator).

          (c) If the Independent Adjudicator appointed pursuant to Clause 4.8(a) is unable to adjudicate upon a Jersey Disputed Scheme Claim by reason of any circumstances described in Clause 4.8(b), Telewest Jersey shall request the LCIA to, within 14 days of receiving notification in accordance with that Clause, appoint a further fit and proper person duly qualified to adjudicate on the points in issue therein to act as Independent Adjudicator in respect thereof.

     4.9 (a) Telewest Jersey shall provide the Independent Adjudicator with copies of the correspondence between the parties and/or between Jersey Notified Ancillary Scheme Creditors relating to the validity of a Jersey Disputed Scheme Claim and/or the calculation of the quantum of a Jersey Disputed Scheme Claim and/or the relative entitlements of Jersey Notified Ancillary Scheme Creditors to a Jersey Disputed Scheme Claim and any other relevant documentation. The Independent Adjudicator shall be entitled to call for copies of any further documentation he considers necessary to assist him to reach a conclusion on the issue and Telewest Jersey and the Jersey Notified Ancillary Scheme Creditor concerned (as appropriate) shall co-operate in providing such information.

          (b) In relation to any matter which is referred to the Independent Adjudicator, the Independent Adjudicator shall consider the papers and documents before him and shall, within 14 days of receipt of the records and information referred to in Clause 4.9(a), send a notice to the person concerned stating whether the Independent Adjudicator requires:

               (i) further documents, data or information from the Jersey Notified Ancillary Scheme Creditor or Telewest Jersey, in which case the relevant person or persons shall within 14 days after receipt of such request provide the Independent Adjudicator with the required documents, data or information; and/or

               (ii) the Jersey Notified Ancillary Scheme Creditor (or his
                    duly authorised representative) or Telewest Jersey (or its duly authorised representative) to appear before him and address him on any matters he shall determine, in which case the Jersey Notified Ancillary Scheme Creditor (or his duly authorised representative) or Telewest Jersey (or its duly authorised representative), as appropriate, shall be at liberty to so appear on such date and at such place as the Independent Adjudicator shall prescribe.

          (c) If the Independent Adjudicator requires a party (or his representative) to appear before him pursuant to Clause 4.9(b)(ii), he shall also give notice of this request to the other party and make arrangements to allow that other party to appear before him to respond to the evidence brought by such party, if desired by the other party, on such date and at such place as the Independent Adjudicator shall prescribe.

          (d) If the Independent Adjudicator requires the parties to appear before him pursuant to Clause 4.9(b)(ii), the Independent Adjudicator shall be entitled to prescribe and lay down such procedures or provisions as he in his absolute discretion deems appropriate for the purposes of assisting him in reaching his decision, and the Independent Adjudicator shall be entitled to call for such evidence, documents, data and information as he may require.

          (e) The Independent Adjudicator shall be entitled to consult with such advisers, including legal advisers and experts, as he may deem appropriate and, for the avoidance of doubt, all costs, charges and expenses of such advisers shall be paid in accordance with Clause 4.10.

          (f) If, after 14 days of the request for further information pursuant to Clause 4.9(b)(i), none has been provided or, after 14 days of the request for a person to appear before him pursuant to Clause 4.9(b)(ii), the person concerned fails to appear before the Independent Adjudicator, then the Independent Adjudicator shall make such determination as he sees fit on the basis of information then available to him.

          (g) In the event that a Jersey Notified Ancillary Scheme Creditor has a Jersey Disputed Scheme Claim that is in any way connected with or arises out of a Disputed Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme, such Jersey Disputed Scheme Claim and Disputed Scheme Claim shall be referred to and determined by the same Independent Adjudicator. In such circumstances, the Independent Adjudicator shall also include in his determination a direction as to which company should bear which proportions of the Liability (if any).

          (h) In adjudicating on any Jersey Disputed Scheme Claim being referred to him, the Independent Adjudicator shall act as an expert and not as an arbitrator.

          (i) Upon any Jersey Disputed Scheme Claim being referred to the Independent Adjudicator in accordance with Clause 4.7(h), the Independent Adjudicator shall use his best endeavours to, on or before the expiration of two months from the date on which such claim was referred to him by Telewest Jersey, certify in writing by Post to the Jersey Notified Ancillary Scheme Creditor and Telewest Jersey his determination in respect of the dispute concerning the Jersey Disputed Scheme Claim. If the Independent Adjudicator requires an extension of time in making his determination, he may, with the consent of Telewest Jersey (such consent not to be unreasonably withheld), extend the said period by such amount of time as he and Telewest Jersey shall agree.

          (j) Each determination made by the Independent Adjudicator pursuant to this Clause 4.9 shall state the amount of the Jersey Disputed Scheme Claim that should be rejected (if any) and the Total Amount of the Jersey Disputed Scheme Claim that should be admitted by Telewest Jersey as a Jersey Agreed Scheme Claim (if any).

    4.10  (a)  On the production of a certificate (in accordance with Clause
               4.9(i)) in relation to a Jersey Disputed Scheme Claim, the Independent Adjudicator may make such directions in respect of payment of his remuneration and in respect of the costs, charges and expenses incurred by him, Telewest Jersey or the relevant Jersey Notified Ancillary Scheme Creditor as he shall think just. In particular, but without limitation, one party may be directed to pay the remuneration and costs, charges and expenses of another party if, in the opinion of the Independent Adjudicator, any such party has made a claim, relied on a defense or otherwise howsoever conducted himself in relation to the adjudication in a manner which is frivolous, vexatious, or had no reasonable prospect of success.

          (b) If the Independent Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by Telewest Jersey, the same shall forthwith be paid in full by Telewest Jersey.

          (c) If the Independent Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by a Jersey Notified Ancillary Scheme Creditor, the same shall forthwith be paid in full by such party and, if not so paid, then, for the purposes of determining whether such party is entitled to participate in any distribution under this Scheme, New Shares to which the relevant Jersey Notified Ancillary Scheme Creditor would otherwise have been entitled shall be sold, by the Escrow Agent, on the Open Market, to the extent necessary to meet such remuneration, costs, charges and expenses, and the Net Proceeds of Sale of such sale required to meet such liability shall be transferred to the relevant party and the relevant Jersey Notified Ancillary Scheme Creditor's Share Entitlement shall thereafter be reduced accordingly. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, shall be at the Escrow Agent's sole discretion and the Escrow Agent shall not have any Liability for any loss or alleged loss arising from such a sale.

          (d) Subject to any directions which may be given by the Independent Adjudicator in accordance with this Clause 4.10, Telewest Jersey shall pay all reasonable costs, charges and expenses incurred by the Independent Adjudicator in the course of exercising and performing his powers, duties and functions under this Scheme.

     4.11 (a) The Independent Adjudicator's determination of the issue shall, to the extent permitted by law, be final and binding on Telewest Jersey and the Jersey Notified
               Ancillary Scheme Creditor concerned.

          (b) For the avoidance of doubt, to the extent permitted by law, there shall be no right of appeal from a decision of the Independent Adjudicator.

          (c) The Independent Adjudicator is not liable for anything done or omitted in the discharge or purported discharge of his functions as the Independent Adjudicator and there shall be no right to make any claim against the Independent Adjudicator in respect thereof unless the act or omission is shown to have been in bad faith. This applies to an employee or agent of the Independent Adjudicator as it applies to the Independent Adjudicator himself.

          (d) Once a Jersey Disputed Scheme Claim, or part thereof, has been referred to the Independent Adjudicator for adjudication, and pending the determination of the Independent Adjudicator, Telewest Jersey shall not treat the Jersey Disputed Scheme Claim (or the relevant part thereof) as a Jersey Agreed Scheme Claim. To the extent that the Independent Adjudicator in accordance with the provisions of Clause 4.9 determines the validity and the Total Amount of a Jersey Disputed Scheme Claim (or the relevant part thereof), that amount (if any) shall be treated as a Jersey Agreed Scheme Claim for the purposes of this Scheme.

     JERSEY SCHEME CREDITORS' SHARE ENTITLEMENT

     Initial Distribution

     4.12 Each Jersey Agreed Scheme Creditor will be entitled to receive an Initial Distribution, being a number of New Shares equal to:

               X   x   Z
               --
               Y

               Where:

                    X equals its Total Amount;

                    Y equals the total aggregate amount of the Jersey Agreed Scheme Claims as at the Bar Date plus the total aggregate notified amount of all Jersey Disputed Scheme Claims and Jersey Unresolved Claims as at the Bar Date; and

                    Z equals the number of New Shares to which Telewest Jersey becomes entitled, and which have been credited to the Jersey Escrow Account, in respect of Telewest Jersey's Initial Distribution (as defined in the Telewest Scheme) in the Telewest Scheme.

     4.13 Jersey Known Scheme Creditors will be entitled to receive their Initial Distribution in respect of their Jersey Known Scheme Claims as soon as is reasonably practicable after the Bar Date. Following such time, Jersey Notified Ancillary Scheme Creditors will be entitled to receive their Initial Distributions in respect of their Jersey Notified Ancillary Scheme Claims as soon as is reasonably practicable after the later of (i) the Bar Date and (ii) the date on which their Jersey Ancillary Claims become Jersey Agreed Scheme Claims. A Jersey Scheme Creditor that has both a Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme Claim shall be entitled to receive an Initial Distribution in respect of its Jersey Known Scheme Claim as soon as is reasonably practicable after the Bar Date and an Initial Distribution in respect of its Jersey Notified Ancillary Scheme Claim as soon as is reasonably practicable after the later of (i) the Bar Date and (ii) the date such claim becomes a Jersey Agreed Scheme Claim.

     4.14 Pending Jersey Unresolved Claims and Jersey Disputed Scheme Claims becoming Jersey Agreed Scheme Claims (or otherwise being conclusively determined in accordance with the terms of this Scheme), the Escrow Agent shall retain New Shares applicable to such claims in escrow. In the event that a Jersey Unresolved Claim or Jersey Disputed Scheme Claim becomes a Jersey Agreed Scheme Claim for an amount less than the amount of such claim notified to Telewest Jersey or to the Escrow Agent, in accordance with Clause 4.1, prior to the Bar Date but not rejected, in whole or in part, prior to the Bar Date, the New Shares held by the Escrow Agent in respect of such Jersey Unresolved Claim or such Jersey Disputed Scheme Claim attributable to the amount of such difference shall be retained by the Escrow Agent in escrow for distribution in accordance with Clauses 4.16 and 4.17.

     4.15 In determining a Jersey Scheme Creditor's entitlement to an Initial Distribution under this Scheme, fractions of New Shares shall be disregarded and not transferred to the relevant Jersey Scheme Creditor. The fractional entitlements to which each Jersey Scheme Creditor would have been entitled shall be aggregated and retained by the Escrow Agent in escrow for distribution in accordance with Clauses
               4.16 and 4.17.

     Find Distribution

     4.16 To the extent that any New Shares or cash remain in escrow after:

               (i) Telewest Jersey has become entitled to, and the Jersey Escrow Account has been credited with, a number of New Shares in respect of Telewest Jersey's Final Distribution (as defined in the Telewest Scheme) in the Telewest Scheme or Telewest has served the Escrow Agent with a written notice confirming that there will be no Final Distribution under the Telewest Scheme;

               (ii) all Jersey Unresolved Claims and Jersey Disputed Scheme
                    Claims have become Jersey Agreed Scheme Claims, and Jersey Scheme Creditors have received their Initial Share Entitlements in respect thereof, or such claims have been conclusively rejected or have been withdrawn; and

               (iii) the Escrow Agent has transferred all the New Shares
                    required pursuant to the Initial Distribution,

               the Escrow Agent shall transfer all the remaining New Shares and cash that the Escrow Agent holds in escrow to each of the Jersey Scheme Creditors with Jersey Agreed Scheme Claims pro rata to the amount of their Jersey Agreed Scheme Claims.

     4.17 Fractional entitlements of all Jersey Scheme Creditors entitled to a distribution under Clause 4.16 shall not be transferred to Jersey Scheme Creditors in the Final Distribution. The fractional entitlements of all Jersey Scheme Creditors will be aggregated and sold on the Open Market by the Escrow Agent on behalf of Jersey Scheme Creditors. The Net Proceeds of Sale of such sale or New Shares will be paid to the NSPCC.

     METHOD OF DISTRIBUTION; FULL AND FINAL SETTLEMENT OF JERSEY SCHEME CLAIMS

     4.18 On Telewest Jersey's Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme becoming an Agreed Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme, the Escrow Agent shall transfer the New Shares to which Telewest Jersey will thereby become entitled, which will then be used by Telewest Jersey to satisfy Telewest Jersey's obligations to the Jersey Scheme Creditors under this Scheme, to the Jersey Escrow Account to be held in escrow in accordance with the terms of this Scheme.

     4.19 Immediately following the Jersey Effective Date, Re-globalisation will occur. Re-globalisation shall not create any new debt, liability or obligation on the part of Telewest Jersey and is solely for the purpose of distributing the New Shares. Immediately following the Initial Distribution of the New Shares to Jersey Bondholders, the Jersey Notes shall be cancelled and removed from the Clearing Systems.

     4.20 Following Re-globalisation, in order to make the Initial Distribution and the Final Distribution, if any, to Jersey Bondholders, the Escrow Agent shall, in each case, aggregate the total number of New Shares attributable to the Jersey Notes and shall transfer such New Shares into DTC with instructions that DTC distribute such New Shares in the relevant proportions to the Holders of the Jersey Notes, all as more particularly described in the Escrow Agent Agreement.

     4.21 Each Jersey Bondholder and the Depositary agrees that the transfer of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) to DTC in the manner described at Clause
               4.20 shall constitute full and final settlement of Telewest Jersey's obligations to it under this Scheme.

     4.22 A Holder of any Jersey Notes still held in definitive form following Re-globalisation or a Jersey Notified Ancillary Scheme Creditor with a Jersey Agreed Scheme Claim who requires its Share Entitlement under the Initial Distribution and the Final Distribution, if any, (or part thereof) to be transferred to a Nominated Recipient or credited to a Designated DTC Account shall make such a designation (each an Account Designation) in a Claim Form. In order to make the Initial Distribution and the Final Distribution, if any, to each Holder of Jersey Notes still held in definitive form following Re-globalisation or to a Jersey Notified Ancillary Scheme Creditor with a Jersey Agreed Scheme Claim, the Escrow Agent shall transfer the relevant number of New Shares in accordance with the Account Designation or other delivery instructions contained in the relevant Claim Form.

     4.23 Each Jersey Notified Ancillary Scheme Creditor and each Holder of Jersey Notes still held in definitive form following Re-globalisation agrees that the transfer to it, or transfer in accordance with the instructions given by it in a Claim Form, of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) shall constitute full and final settlement of Telewest Jersey's obligations to it under this Scheme.

     4.24 If, for any reason, Telewest Jersey so wishes, the obligations of Telewest Jersey to transfer (or procure the transfer of) New Shares to a Jersey Notified Ancillary Scheme Creditor with a Jersey Agreed Scheme Claim may be discharged by the transfer of New Shares to the relevant Jersey Scheme Creditor or the relevant Jersey Scheme Creditor's Nominated Recipient (as appropriate) in certificated form.

     4.25 If, for any reason, a Jersey Scheme Creditor other than a Jersey Bondholder in respect of his Jersey Known Scheme Claim does not wish to, or is unable to, hold the New Shares to which it is entitled, it may direct the Escrow Agent to sell its Share Entitlement on the Open Market and account to such Jersey Notified Ancillary Scheme Creditor for the Net Proceeds of Sale thereof. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, or the Net Proceeds of Sale, shall be at the Escrow Agent's sole discretion, or that of any agent the Escrow Agent shall employ to effect such sale, and neither the Escrow Agent, Telewest Jersey nor any of its advisers nor any person acting on behalf of any or all of them shall have any Liability for any loss or alleged loss arising from such sale or a failure to procure any purchaser for such New Shares.

     4.26 New Shares will not be distributed to a Jersey Scheme Creditor or a Jersey Scheme Creditor's Nominated Recipient in jurisdictions, other than the US and the UK, where such distributions would, or might, in the opinion of the Escrow Agent (subject to the prior consent of Telewest Jersey), be unduly onerous or where Telewest Jersey directs the Escrow Agent that such distributions would, or might, be prohibited by any relevant law. Instead, a Jersey Scheme Creditor or a Jersey Scheme Creditor's Nominated Recipient in such a jurisdiction will be entitled to receive the Net Proceeds of Sale of the New Shares to which he would otherwise be entitled. The Escrow Agent, if directed by Telewest Jersey, will sell, or procure the sale of, such New Shares, on the Open Market and will remit the Net Proceeds of Sale by cheque in US Dollars to the relevant Jersey Scheme Creditor or Jersey Scheme Creditor's Nominated Recipient in full satisfaction of the relevant Jersey Scheme Creditor's rights under this Scheme. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, or the Net Proceeds of Sale, shall be at the Escrow Agent's sole discretion, or that of any agent the Escrow Agent shall employ to effect such sale, and neither the Escrow Agent, Telewest Jersey nor any of its advisers nor any person acting on behalf of any or all of them shall have any Liability for any loss or alleged loss arising from such sale or a failure to procure any purchaser for such New Shares.

     4.27 To the extent that any Jersey Ancillary Scheme Creditor transfers or assigns all or part of its Jersey Agreed Scheme Claim after the Record Date, the transfer of the Jersey Ancillary Scheme Creditor's Share Entitlement by or on behalf of Telewest Jersey to the Jersey Ancillary Scheme Creditor or its Nominated Recipient named in any Claim Form, or to DTC in accordance with an Account Designation given in any Claim Form submitted by such Jersey Ancillary Scheme Creditor, or to any assignee or transferee recognised by Telewest Jersey in accordance with Clause 3.4(a), shall be effective to discharge and extinguish any Liabilities as at the Jersey Effective Date or thereafter of Telewest Jersey to any transferee or assignee of such Jersey Agreed Scheme Claim arising directly or indirectly in relation to or arising out of or in connection with the relevant Jersey Agreed Scheme Claim.

     4.28 No Jersey Scheme Creditor shall have any entitlement to any distribution of New Shares, cash or otherwise, other than in accordance with Clauses 4.12 to 4.27 inclusive.

5    ESCROW AGENT ARRANGEMENT

     CONSENT TO ESCROW ARRANGEMENTS

     5.1 Each Jersey Scheme Creditor agrees to the New Shares being issued to the Escrow Agent pursuant to the Telewest Scheme on the Telewest Effective Date (or as soon as reasonably practicable thereafter). Each Jersey Scheme Creditor agrees to the New Shares credited to the Jersey Escrow Account pursuant to the Telewest Scheme being held in that account pursuant to this Scheme, and being held in escrow by the Escrow Agent in accordance with the Escrow Agent Agreement.

     ESCROW AGENT AGREEMENT

     5.2 Prior to the Jersey Effective Date, Telewest Jersey, Telewest, New Telewest and Telewest UK will enter into an agreement with the Escrow Agent, setting out the terms on which the Escrow Agent will hold New Shares in the Jersey Escrow Account on behalf of Jersey Notified Scheme Creditors (to the extent that their Jersey Notified Scheme Claims become Jersey Agreed Scheme Claims). The Escrow Agent Agreement will include provisions to the following effect:

               (a) New Shares and any cash held by the Escrow Agent pursuant to this Scheme applicable to Jersey Notified Scheme Claims will be held by the Escrow Agent on bare trust absolutely for the relevant Jersey Notified Scheme Creditors (to the extent that their Jersey Notified Scheme Claims become Jersey Agreed Scheme Claims). The Escrow Agent shall at no time whatsoever either present or future have any beneficial interest in the New Shares or any cash held by it pursuant to this Scheme.

               (b) Any dividends paid on any New Shares held in escrow by the Escrow Agent, or any other payment whatsoever made in respect of the New Shares held in the Jersey Escrow Account by the Escrow Agent, shall be paid to and received by the Escrow Agent as follows:

                    (i) in the case of New Shares relating to Jersey Agreed Scheme Claims, to be held on bare trust absolutely for the relevant Jersey Agreed Scheme Creditor and to pay such amounts on to that Jersey Agreed Scheme Creditor or to that Jersey Agreed Scheme Creditor's Designated DTC Account andlor that Jersey Agreed Scheme Creditor's Nominated Recipient (as appropriate), together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Jersey Agreed Scheme Creditor; and

                    (ii) in the case of New Shares relating to Jersey
                         Notified Scheme Claims which do not, at the time such dividend is paid or other payment is made, constitute Jersey Agreed Scheme Claims, to be held on bare trust absolutely for the relevant Jersey Notified Scheme Creditor until the receipt of a valid Distribution Notice. On receipt of a valid Distribution Notice, the Escrow Agent shall pay such amounts to the relevant Jersey Notified Scheme Creditor or the Jersey Notified Scheme Creditor's Designated DTC Account and/or that Jersey Notified Scheme Creditor's Nominated Recipient (as appropriate), together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Jersey Notified Scheme Creditor.

               (c) The Escrow Agent shall be under no obligation to exercise any of the voting rights attaching to any New Shares held in the Jersey Escrow Account or exercise any other right whatsoever in respect of the New Shares (save as may be required by law).

               (d) The Escrow Agent's liabilities shall be limited to those set out in the Escrow Agent Agreement.

     SALE AND TERMINATION

     5.3 On the Termination Date (or, to the extent that any Jersey Notified Scheme Claims are at that time in the process of being determined by the Independent Adjudicator, on the date of final determination of such Jersey Notified Scheme Claims by the Independent Adjudicator), any New Shares remaining in the Jersey Escrow Account and not attributable to any Jersey Agreed Scheme Claim, and in relation to which the Escrow Agent has not received any valid delivery instructions, shall be sold by the Escrow Agent on the Open Market and the Net Proceeds of Sale of such New Shares and any cash remaining in such escrow account shall be transferred by the Escrow Agent to the NSPCC.

6    GENERAL SCHEME PROVISIONS

     COSTS

     6.1 Subject to Clause 4.10, Telewest Jersey will pay in full all costs, charges, expenses and disbursements incurred by it in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including, but not limited to, the costs of holding the Meeting, the costs of obtaining the sanction of the English Court and the Jersey Court and the costs of placing the notices required by this Scheme.

     MODIFICATIONS OF THE SCHEME

     6.2 Telewest Jersey may, at any hearing to sanction this Scheme, consent on behalf of all Jersey Scheme Creditors to any modification of this Scheme or any terms or conditions that the Courts may think fit to approve or impose.

     PAYMENTS ON DAYS OTHER THAN A BUSINESS DAY

     6.3 If any sum is due or obligation is to be performed under the terms of this Scheme on a date other than a Business Day, the relevant payment shall be made, or obligation performed, on the next Business Day.

     NOTICE

     6.4 (a) Any notice or other written communication to be given under or in relation to this Scheme shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by Post, and by air mail where it is addressed to a different country from that in which it is posted, to:

               (i) in the case of Telewest Jersey, its registered office, marked for the attention of the company secretary;

               (ii) in the case of a Jersey Scheme Creditor, its last known address according to Telewest Jersey (which may be the address given by such Jersey Scheme Creditor in a Claim Form lodged in connection with this Scheme) or, at Telewest Jersey's sole discretion, to the Jersey Noteholders' Trustee; and

              (iii) in the case of any other person, any address set forth for that person in any agreement entered into, or Claim Form lodged, in connection with this Scheme.

          (b) Any notice or other written communication to be given under this Scheme shall be deemed to have been served:

               (i) if delivered by hand, on the first Business Day following delivery; and

               (ii) if sent by Post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting.

          (c) In proving service, it shall be sufficient proof, in the case of a notice sent by Post, that the envelope was properly stamped, addressed and placed in the Post.

          (d) The accidental omission to send any notice, written communication or other document in accordance with this Clause 6.4, or the non-receipt of any such notice by any Jersey Scheme Creditor, shall not affect the provisions of this Scheme.

     ALLOCATION OF NEW SHARES

     6.5 Without prejudice to the effect of the compromise effected by Clause 3.1, New Shares received by Jersey Scheme Creditors shall be allocated pro rata in respect of all Jersey Agreed Scheme Claims.

     FUTURE LIQUIDATION

     6.6 In the event that Telewest Jersey enters into liquidation, Telewest Jersey's obligations under this Scheme will continue to be performed by Telewest Jersey in liquidation. However, to the extent that the liquidators of Telewest Jersey wish to close the liquidation whilst the obligations of Telewest Jersey under this Scheme remain to be performed, Telewest UK has agreed to undertake to perform such obligations in the place of Telewest Jersey provided always that such obligations do not involve the exercise of discretion on behalf of Telewest UK and, as such, are wholly of a mechanical nature, or, to the extent that such obligations would involve the exercise of discretion on behalf of Telewest UK, that the liquidators of Telewest Jersey set out detailed and comprehensive instructions to Telewest UK as to how that discretion should be exercised. In no event, however, shall Telewest UK be obliged to perform any such obligation to the extent that it would, or may be likely to, prevent qualification of the Financial Restructuring as a tax-free reorganisation for US federal income tax purposes.

     6.7 This Scheme shall be unaffected by Telewest Jersey entering into solvent liquidation and shall, in these circumstances, continue according to its terms.

     GOVERNING LAW AND JURISDICTION

     6.8 This Scheme shall be governed by, and construed in accordance with, the laws of England and Wales and the Jersey Scheme Creditors hereby agree that the Jersey Court and the English Court shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of this Scheme, or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and, for such purposes, the Jersey Scheme Creditors irrevocably submit to the jurisdiction of the Jersey Court and the English Court, provided, however, that nothing in this Clause 6.8 shall affect the validity of other provisions determining governing law and jurisdiction as between Telewest Jersey and any of its Jersey Scheme Creditors, whether contained in any contract or otherwise.


     6.9 This Scheme shall take effect subject to any prohibition or condition imposed by law.

                    APPENDIX 1: FORM OF DEED OF RELEASE

                                  ** 2004

                        TELEWEST COMMUNICATIONS PLC

                     TELEWEST FINANCE (JERSEY) LIMITED

                            THE SCHEME CREDITORS

                             as defined herein

                                    and

                        THE JERSEY SCHEME CREDITORS

                             as defined herein

                              DEED OF RELEASE

                                  CONTENTS

                                                                           Page
                                                                           ----

CLAUSE

1.   INTERPRETATION..........................................................25

2.   WAIVER, RELEASE AND CONFIRMATION........................................28

3.   FURTHER ASSURANCE.......................................................29

4.   CONFLICT................................................................29

5.   THIRD PARTIES...........................................................29

6.   GOVERNING LAW...........................................................29

THIS DEED is made the day of ** 2004

BETWEEN:

(1) TELEWEST COMMUNICATIONS PLC, a company incorporated in England and Wales under registered number 2983307 whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the Company);

(2) TELEWEST FINANCE (JERSEY) LIMITED, a company incorporated in Jersey under registered number 77278 whose registered office is at Whiteley Chambers, Don Street, St Helier, Jersey JE4 9WG (Telewest Jersey);

(3) THE SCHEME CREDITORS as defined herein acting by the Company pursuant to the authority conferred upon the Company by the Scheme Creditors under Clause 3.8 of the Scheme, as defined herein; and

(4) THE JERSEY SCHEME CREDITORS as defined herein acting by Telewest Jersey pursuant to the authority conferred upon Telewest Jersey by the Jersey Scheme Creditors under Clause 3.5 of the Jersey Scheme, as defined herein.

WHEREAS:

(A) Pursuant to the terms of the Scheme and the Jersey Scheme, each Scheme Creditor and Jersey Scheme Creditor has authorised the Company and Telewest Jersey respectively to enter into and execute and deliver this Deed on its behalf.

(B) The parties hereto have agreed to enter into and execute and deliver this Deed on the terms set out below.

     NOW IT IS AGREED as follows:

1.   INTERPRETATION

1.1 In this Deed, unless the context otherwise requires, the following words and expressions shall have the following meanings:

ACT means the Companies Act 1985, as amended;

ADVISERS means (i) Baker Botts LLP; (ii) Cadwalader Wickersham & Taft LLP;
(iii) Citigroup Global Markets Limited; (iv) Freshfields Bruckhaus Deringer; (v) Fried Frank Harris Shriver & Jacobson LLP; (vi) Gleacher Shacklock Limited; (vii) Jones Day; (viii) KPMG LLP; (ix) Ogier & Le Masurier; (x) Proskauer Rose LLP; (xi) UBS Securities LLC; and (xii) Weil, Gotshal & Manges;

AFFILIATES means TCN and Telewest Jersey;

BONDHOLDER means a person with the ultimate economic interest in any of the Notes (other than the Eurobell Notes);

BONDHOLDER COMMITTEE means the ad hoc committee from time to time of certain Bondholders, as at 26 April 2004 consisting of Angelo Gordon & Co, L.P.; Franklin Mutual Advisors, LLC; Fidelity Management & Research Co.; Goldentree Asset Management, LP; Oaktree Capital Management LLC; and OZ Management LLC;

CLAIM or CLAIMS means all and any actions, claims, demands or rights whatsoever or howsoever arising, whether present, future, prospective or contingent, whether or not for a fixed or unliquidated amount, whether or not involving the payment of money or the performance of an act or obligation, whether arising at common law, in equity or by statute in England and Wales or in any other jurisdiction or in any other manner whatsoever;

COMPANY INDENTURES means each of (a) the Indenture dated as of 3 October 1995 between the Company and the Indenture Trustee relating to the 9.625 per cent. senior debentures due 2006 of the Company; (b) the Indenture dated as of 19 February 1999 between the Company and the Indenture Trustee relating to the 5.25 per cent. senior convertible notes due 2007 of the Company; (c) the Indenture dated as of 3 October 1995 between the Company and the Indenture Trustee relating to the 11 per cent. senior discount debentures due 2007 of the Company; (d) the Indenture dated as of 9 November 1998 between the Company and the Indenture Trustee relating to the
11.25 per cent, senior notes due 2008 of the Company; (e) the Indenture dated as of 15 April 1999 between the Company and the Indenture Trustee relating to the 9.25 per cent. dollar senior discount notes due 2009 and the 9.875 per cent. sterling senior discount notes due 2009 of the Company; and (f) the Indenture dated as of 25 January 2000 between the Company and the Indenture Trustee relating to the 9.875 per cent. dollar senior notes due 2010, the 11.375 per cent. dollar senior discount notes due 2010 and the 9.875 per cent. sterling senior notes due 2010 of the Company and, in each case, as thereafter amended, revised or supplemented from time to time;

COMPANY NOTES means each of the Eurobell Notes and each and every note in issue from time to time under any series of notes issued by the Company pursuant to the terms of any of the Company Indentures;

COMPANY ORDER means the order of the Court sanctioning the Scheme;

COURT means the High Court of Justice in England and Wales;

DEFINITIVE HOLDER means the registered holder of a Note (other than a Eurobell Note) in definitive registered form that became a definitive registered holder of such Note pursuant to the mechanics for voting described in the Scheme;

DEPOSITARY means Citibank (Channel Islands) Limited in respect of the Telewest Convertible Notes and The Bank of New York in respect of all of the other Notes (other than the Eurobell Notes), each in its capacity as book-entry depositary for the relevant Notes and, in each case, any successor thereto;

DIRECTORS AND FORMER DIRECTORS means any person who is, or who has been at any time since 13 May 2002, a director of the Company, the Affiliates, Liberty Media, Telewest UK or New Telewest;

EFFECTIVE DATE means, in relation to the Scheme, the date upon which an office copy of the Company Order is delivered to the Registrar of Companies for registration and, in relation to the Jersey Scheme, the date upon which the Jersey UK Order is delivered to the Registrar of Companies for registration and the Jersey Order is delivered to the Jersey Registrar of Companies for registration;

EUROBELL NOTES means the 5 per cent. accreting convertible notes issued by the Company on 1 November 2000 with an Initial Principal Amount (as defined therein) of (pound)220,000,000, on 15 January 2001 with an Initial Principal Amount (as defined therein) of (pound)30,000,000 and on 2 April 2001 with an Initial Principal Amount (as defined therein) of (pound)3,500,000 as, in each case, cancelled and reissued on 30 May 2003;

FINANCIAL RESTRUCTURING means the proposed overall restructuring and compromise of certain of the debts and other financial obligations of the Company, Telewest Jersey and TCN pursuant to, inter alia, the Scheme, the Jersey Scheme and the restructuring of the obligations owed under the Senior Secured Credit Facility Agreement to the Senior Lenders (as defined therein) and associated documentation;

GROUP means, prior to the Effective Date, the Company and its subsidiaries and subsidiary and associated undertakings and, following the Effective Date, New Telewest and its subsidiaries and subsidiary and associated undertakings;

INDENTURE TRUSTEE means Law Debenture Trust Company of New York, as successor trustee to The Bank of New York, or any successor trustee appointed in accordance with the provisions of the Indentures;

INDENTURES means the Company Indentures and the Jersey Indenture, and each of them;

JERSEY COMPANIES LAW means the Companies (Jersey) Law 1991, as amended;

JERSEY COURT means the Royal Court of Jersey;

JERSEY INDENTURE means the Indenture dated 7 July 2000 between Telewest Jersey (as issuer), the Company (as guarantor) and the Indenture Trustee relating to the 6 per cent. senior convertible notes due 2005 of Telewest Jersey, as amended, revised or supplemented from time to time;

JERSEY INTERCOMPANY DEBT means the debt in the principal amount of US$500,000,000 owing to Telewest Jersey by the Company pursuant to an agreement between Telewest Jersey and the Company dated 7 July 2000 as amended, revised or supplemented from time to time;

JERSEY NOTES means each and every note in issue from time to time under any series of notes issued by Telewest Jersey pursuant to the terms of the Jersey Indenture;

JERSEY ORDER means the act issued by the Jersey Court which sanctions the Jersey Scheme;

JERSEY REGISTRAR of Companies means the registrar of companies within the meaning of the Jersey Companies Law;

JERSEY SCHEME means the scheme of arrangement under section 425 of the Act, and the scheme of arrangement under article 125 of the Jersey Companies Law, between Telewest Jersey and the Jersey Scheme Creditors and sanctioned by the Court and the Jersey Court;

JERSEY SCHEME CLAIM means any claim in respect of any Liability of Telewest Jersey to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of Telewest Jersey in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date or after that date by reason of a Liability of Telewest Jersey incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

JERSEY SCHEME CREDITORS means a creditor of Telewest Jersey in respect of a Jersey Scheme Claim including, for the avoidance of doubt, but without double counting in each case, the Depositary, the registered holder of a Jersey Note in definitive registered form and any person who becomes a Definitive Holder by virtue of an exchange of an interest in Jersey Notes held by or on behalf of that person on the Record Date for a Jersey Note in definitive registered form in that person's name;

JERSEY UK ORDER means the order of the Court which sanctions the Jersey
Scheme;

LIABILITY or LIABILITIES means any debt, liability or obligation whatsoever whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales, Jersey or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable or arises under a contract which is void or, being voidable, has been duly avoided;

LIBERTY MEDIA means Liberty Media Corporation, a Delaware corporation;

NEW SHARES means 245,000,000 new shares of common stock, par value $0.01 per share of New Telewest, or such other number of New Shares representing 100 per cent. (less one share) of the issued share capital of New Telewest as is authorised pursuant to the Scheme;

NEW TELEWEST means Telewest Global, Inc., a Delaware corporation;

NOTES means the Company Notes and the Jersey Notes and any of them, as the context requires;

RECORD DATE means 30 April 2004;

REGISTRAR OF COMPANIES means the registrar of companies within the meaning of the Act;

RELEASED PARTIES means (i) Neil Smith; (ii) John Malone; (iii) Liberty TWSTY Bonds, Inc.; (iv) Liberty Media International, Inc.; (v) Liberty UK Holdings, Inc.; (vi) Liberty UK, Inc.; (vii) IDT Corporation; (viii) IDT Venture Capital, Inc.; (ix) IDT UK Cable Inc. (formerly known as Microsoft UK Cable, Inc.); (x) IDT Cable Partnership Holdings, Inc. (formerly known as Microsoft Cable Partnership Holdings, Inc.); (xi) Liberty Flex Holdings;
(xii) Liberty TWSTY Holdings, Inc.; (xiii) Liberty International B-LL-C; and (xiv) Microsoft Corporation;

SCHEME means the scheme of arrangement under section 425 of the Act between the Company and the Scheme Creditors and sanctioned by the Court;

SCHEME CLAIM means any claim in respect of any Liability of the Company to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Company Indentures, the Company Notes, the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of the Company in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date or after that date by reason of a Liability of the Company incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

SCHEME CREDITORS means a creditor of the Company in respect of a Scheme Claim including, for the avoidance of doubt, but without double counting in each case, the Depositary, the registered holder of a Company Note or Jersey Note (other than a Eurobell Note) in definitive registered form and any person who becomes a Definitive Holder by virtue of an exchange of an interest in the Notes held by or on behalf of that person on the Record Date for a Note in definitive registered form in that person's name;

SENIOR SECURED CREDIT FACILITY AGREEMENT means the agreement dated 16 March 2001 for credit facilities of (pound)2 billion together with an institutional facility of up to (pound)250 million made between, inter alia, TCN and the Senior Lenders (as defined therein);

TCN means Telewest Communications Networks Limited, a company incorporated in England and Wales with registered number 3071086;

TELEWEST CONVERTIBLE NOTES means the 5.25 per cent. senior convertible notes due 2007 of the Company;

TELEWEST UK means Telewest UK Limited, a company incorporated in England and Wales with registered number 4925679; and

W. R. HUFF means W. R. Huff Asset Management Co., L.L.C.

1.2 In this Deed, unless the context otherwise requires or expressly provides:

     (a) references to any clause, without further designation, shall be construed as a reference to the clause of this Deed so numbered;

     (b) section headings and the front cover of this Deed are for convenience only and shall not be taken into account in the interpretation of this Deed;

     (c) reference to any act, statute or statutory provision shall include a reference to that provision as amended, re-enacted or replaced from time to time whether before or after the date of this Deed and any former statutory provision replaced (with or without modification) by the provision referred to;

     (d) words importing the plural shall include the singular and vice versa; and

     (e) reference to a person includes a reference to any body corporate, unincorporated association or partnership and to that person's legal personal representatives or successors.

2.   WAIVER, RELEASE AND CONFIRMATION

2.1 The Scheme Creditors and the Jersey Scheme Creditors hereby irrevocably and unconditionally waive, on their own behalf and on behalf of any person to whom they may have transferred their Scheme Claims or Jersey Scheme Claims after the Record Date, in each case to the extent permitted as a matter of law, each and every Claim which they or any of them have, or may have, against any or all of:

     (a)  the Company;

     (b)  the Affiliates;

     (c)  New Telewest;

     (d)  Telewest UK;

     (e)  the Directors and Former Directors;

     (f)  the Released Parties;

     (g)  the Bondholder Committee;

     (h)  W.R. Huff;

     (i)  Liberty Media;

     (j)  the Indenture Trustee; and

     (k)  the Advisers,

     in relation to or arising out of or in connection with the Notes, the Company Indentures, the Jersey Indenture, the Jersey Guarantee Liability and the Jersey Intercompany Debt and/or the implementation of the Scheme, the Jersey Scheme andlor the Financial Restructuring.

2.2 The Scheme Creditors and the Jersey Scheme Creditors hereby irrevocably and unconditionally release on their own behalf and on behalf of any person to whom they may have transferred their Scheme Claims or Jersey Scheme Claims after the Record Date, in each case to the extent permitted as a matter of law, each and all of:

     (a)  the Company;

     (b)  the Affiliates;

     (c)  New Telewest;

     (d)  Telewest UK;

     (e)  the Directors and Former Directors;

     (f)  the Released Parties;

     (g)  the Bondholder Committee;

     (h)  W.R. Huff;

     (i)  Liberty Media;

     (j)  the Indenture Trustee; and

     (k)  the Advisers,

     from each and every Liability which they or any of them may have to a Scheme Creditor, a Jersey Scheme Creditor or any person to whom they may have transferred their Scheme Claims or Jersey Scheme Claims after the Record Date in relation to, in connection with or in any way arising out of the Notes or otherwise by virtue of such a person's holding of Notes, the Company Indentures, the Jersey Indenture, the Jersey Guarantee Liability, the Jersey Intercompany Debt and/or the implementation of the Scheme, the Jersey Scheme and/or the Financial Restructuring.

2.3 The Scheme Creditors and the Jersey Scheme Creditors hereby acknowledge that their right to receive New Shares in accordance with the provisions of the Scheme andlor the Jersey Scheme is accepted in full and final settlement of all Claims and Liabilities waived and released pursuant to this Deed.

3.   FURTHER ASSURANCE

Each party shall at its own cost do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power to give effect to this Deed.

4.   CONFLICT

This Deed is expressly intended to supplement the obligations set out in the Scheme and the Jersey Scheme in relation to the releases to be given thereunder. If at any time there shall be any conflict between the provisions of this Deed and the provisions of the Scheme or the Jersey Scheme, the provisions of the Scheme and/or the Jersey Scheme shall prevail.

5.   THIRD PARTIES

Subject to the Company, the Affiliates, the Directors and Former Directors, the Released Parties, the Bondholder Committee, W. R. Huff, Liberty Media, Telewest UK, New Telewest, the Indenture Trustee and the Advisers being able to enforce the waivers and releases in Clauses 2.1 and 2.2 respectively, a person who is not a party to this Deed shall have no rights under the Contracts Rights of Third Parties) Act 1999 to enforce any of its terms.

6.   GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.

IN WITNESS of which this Deed has been duly executed and delivered on the date first appearing on this Deed

SIGNED and DELIVERED as                 )
a deed by and on its own behalf         )
by TELEWEST COMMUNICATIONS PLC          )

SIGNED and DELIVERED as                 )
a deed by and on its own behalf         )
by TELEWEST FINANCE (JERSEY) LIMITED    )

SIGNED and DELIVERED as                 )
a deed by each Scheme Creditor by its   )
duly appointed agent                    )

SIGNED and DELIVERED as                 )
a deed by each Jersey Scheme Creditor   )
by its duly appointed agent             )

              APPENDIX 2: FORM OF CLAIM FORM FOR JERSEY SCHEME

                           SCHEMES OF ARRANGEMENT

                UNDER SECTION 425 OF THE COMPANIES ACT 1985

                                    and

            UNDER ARTICLE 125 OF THE COMPAMES (JERSEY) LAW 1991

                               in respect of

                     TELEWEST FINANCE (JERSEY) LIMITED

                                 CLAIM FORM

           THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE
                                 ATTENTION.

     THIS CLAIM FORM IS TO BE COMPLETED BY ALL JERSEY SCHEME CREDITORS OTHER THAN JERSEY BONDHOLDERS IN RESPECT OF THEIR JERSEY SCHEME CLAIMS ARISING OUT OF PRINCIPAL AND INTEREST UNDER THE JERSEY NOTES HELD, AS AT THE RECORD DATE, IN THE CLEARING SYSTEMS.

     Jersey Scheme Creditors with Jersey Ancillary Claims must have duly notified Telewest Jersey of such Jersey Scheme Claim prior to the Bar Date. The indicative date of the Bar Date is 16 July 2004, and should this date change it will be notified to Jersey Scheme Creditors by announcement on a Regulatory Information Service and on Telewest's website at www.telewest.co.uk. In the event that Jersey Scheme Creditors with Jersey Ancillary Claims do not duly notify Telewest Jersey prior to the Bar Date, their Jersey Ancillary Claims will be compromised and they will not be entitled to receive New Shares (or any other consideration) for such compromise.

     JERSEY BONDHOLDERS DO NOT NEED TO COMPLETE A CLAIM FORM IN RESPECT OF JERSEY SCHEME CLAIMS ARISING OUT OF PRINCIPAL AND INTEREST UNDER JERSEY NOTES HELD, AS AT THE RECORD DATE, IN THE CLEARING SYSTEMS.

     Before completing and executing this Claim Form, you should read the instructions below and the notes set out at the end of this Claim Form. If the Claim Form is not completed and executed in accordance with the instructions in the notes, you may not be eligible to receive your entitlement under the Jersey Scheme.

     If you have any questions relating to the completion of this document, please contact the Escrow Agent at the address and telephone number set out below during normal UK business hours. If you require further copies of this document, the Explanatory Statement or relevant Form of Proxy referred to below, please contact Innisfree on 877 750 2689 (toll free from the US), 0800 917 2009 (toll free from the UK) or +1 412 209 1704 (from outside the US or the UK) or refer to Telewest's website (www.telewest.co.uk).

     This Claim Form is to be read in conjunction with the Explanatory Statement dated 30 April 2004 and the relevant Jersey Scheme document in connection with the Financial Restructuring. The definitions contained in the Explanatory Statement apply in this Claim Form. This Claim Form is governed by, and shall be construed in accordance with, English law.

INSTRUCTIONS FOR COMPLETION AND RETURN OF THIS CLAIM FORM:

1. Detailed instructions regarding completion of this Claim Form are set out at the end of this document.

2. If you have requested that your Share Entitlement is issued into a DTC account, you must make sure that your DTC Participant has been advised to accept the Share Entitlement into the relevant DTC account.

3. If Jersey Scheme Creditors are unable to make all of the representations and undertakings set out in Box 4 of this Claim Form, their Claim Form will be rejected.

4.   Escrow Agent details for return of Claim Forms and queries:

     Contact: Trevor Blewer
     Corporate Trust Administration
     The Bank of New York
     One Canada Square
     London El4 5AL

     Tel: +44-20-7964-5977
     Fax: +44-20-7964-4895

5. Holders of definitive registered certificates of Jersey Notes (other than those issued pursuant to the mechanism described in paragraph 2 of Part III of the Explanatory Statement) must tender the original certificates representing such Jersey Notes with their duly completed Claim Form.

AGREEMENT OF CLAIM FORMS:

1. In the event that the validity of a Jersey Notified Scheme Claim (or part thereof) and/or the amount of a Jersey Scheme Creditor's Jersey Notified Scheme Claim (as included on the Claim Form) has not been agreed by Telewest Jersey on or before the Adjudication Reference Date, Telewest Jersey may refer the dispute to the Independent Adjudicator, whose determination of the issue will, to the extent permitted by law, be final and binding on Telewest Jersey and the relevant Jersey Notified Scheme Creditor.

2. In order that Share Entitlements are transferred to the Jersey Scheme Creditor as soon as practicable after the Bar Date (provided the relevant Jersey Notified Scheme Claim is agreed), Jersey Scheme Creditors should ensure that the Claim Form is received by the Escrow Agent at least 14 days before the Bar Date. Claim Forms returned after the Jersey Effective Date, provided the Jersey Scheme Claim is a Jersey Notified Scheme Claim on or before the Bar Date, will still be accepted by the Escrow Agent and the Jersey Scheme Creditor will still be entitled to its Share Entitlement once such Jersey Notified Scheme Claim has been agreed by Telewest Jersey.

3. On the date falling six years after the Jersey Effective Date (or, to the extent that any Jersey Notified Scheme Claims are at that time in the process of being determined by the Independent Adjudicator, on the date of final determination of such Jersey Scheme Claims by the Independent Adjudicator), any New Shares remaining in escrow and not attributable to any Jersey Agreed Scheme Claim, and in relation to which the Escrow Agent has not received any valid delivery instructions, will be sold, by the Escrow Agent, on the Open Market and the Net Proceeds of Sale of such New Shares and any cash remaining in escrow will be transferred to the NSPCC.

1    FULL NAME AND ADDRESS OF JERSEY SCHEME CREDITOR                    (BOX 1)

     Jersey Scheme Creditor Name:______________________________________________

     Contact Name with respect to this Claim Form:_____________________________

     Contact Telephone Number:_________________________________________________

     E-mail:___________________________________________________________________

     Full Contact Address:_____________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________


2    JERSEY SCHEME CLAIM                                                (BOX 2)
     -------------------

     IF YOU HOLD JERSEY NOTES OTHER THAN THROUGH ONE OF DTC, EUROCLEAR OR CLEARSTREAM, PLEASE CONTACT THE ESCROW AGENT.

     Jersey Ancillary Claim (Please complete sections (i) to (iv) and use a continuation sheet if necessary):

(i) Description of the nature of your Jersey Ancillary Claim and how it arose:

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________


(ii) The value at which, and the dates on which, the Jersey Notes on which your Jersey Ancillary Claim is based were bought and sold (if applicable):

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________


(iii) Maximum Amount (stating currency):_______________________________________

(iv) The legal basis of liability of Telewest Jersey:

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________


3    SETTLEMENT                                                         (Box 3)

     PLEASE COMPLETE EITHER A OR B AND EITHER C OR D:

CHECK A OR B, AND PROVIDE DETAILS OF THE FORM AND MANNER OF THE
DISTRIBUTION OF NEW SHARES:

(A)  CERTIFICATED FORM

     /_/  In certificated form as directed immediately below (check one box):

          /_/ to the Jersey Scheme Creditor at the address shown in Box 1

           OR

          /_/  to the Jersey Scheme Creditor's Nominated
               Recipient indicated below:

          Name of Nominated Recipient:_________________________________________

          Telephone Number of Nominated Recipient:_____________________________

          Name to be entered on the Register of Members:_______________________

          Full Address of Nominated Recipient:_________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

OR

(B)  DTC ACCOUNT

     /_/ Credit Share Entitlement to the following DTC Account (details of Jersey Scheme Creditor's or its Nominated Recipient's account to be provided. If necessary, continue on a separate sheet):

     DTC Account Name:_________________________________________________________

     DTC ID:___________________________________________________________________

     Designation (if any):_____________________________________________________

     Contact name for settlement:______________________________________________

     Contact e-mail:___________________________________________________________

     Contact fax number:_______________________________________________________


PLEASE COMPLETE EITHER C OR D:

Any cash payments will be made either to a US Dollar bank account or sent by cheque to the Jersey Scheme Creditor or its Nominated Recipient

(C) If cash is to be paid direct to a Jersey Scheme Creditor's or its Nominated Recipient's account with a bank in the United States, please complete the following:

     United States Bank name:__________________________________________________

     United States Branch address:_____________________________________________

     __________________________________________________________________________

     United States Sort code:__________________________________________________

     United States SWIFT Address:______________________________________________

     US Dollar Account name:___________________________________________________

     US Dollar Account number:_________________________________________________

OR

(D) If cash is to be paid by cheque and sent to the Jersey Scheme Creditor or its Nominated Recipient by ordinary mail at the Jersey Scheme Creditor's own risk, please complete the following:


     Payee:____________________________________________________________________

     Address to which cheque should be sent:___________________________________

     __________________________________________________________________________

     __________________________________________________________________________


4    REPRESENTATIONS AND UNDERTAKINGS                                   (BOX 4)
     --------------------------------

     The Jersey Scheme Creditor represents and undertakes as follows:

     (1) If a body corporate, the Jersey Scheme Creditor is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation and has full power and authority to execute this Claim Form.

     (2) The execution and delivery of this Claim Form and the fulfillment of the obligations in connection with the Jersey Scheme do not and will not: (1) violate any law or regulation of the jurisdiction under which the Jersey Scheme Creditor exists;
          (2) violate any other law or regulation applicable to it; or (3) constitute a breach or default of any provision of any document under which, if a body corporate, the Jersey Scheme Creditor is organised, or any other agreement to which it is a signatory or by which it is bound, or to which any of its assets is subject.

     (3) This Claim Form has been duly executed and delivered by the Jersey Scheme Creditor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to the general principles of equity and any applicable bankruptcy, insolvency, reorganisation or similar law in any jurisdiction affecting creditors' rights generally.

     (4) The Jersey Scheme Creditor has not entered into any prior assignment, sale, participation, grant, conveyance or other transfer of, or any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of the Jersey Scheme Claim to which this Claim Form relates or any interest therein, and has good title to make the Jersey Scheme Claim to which this Claim Form relates, free and clear of all liens, claims, security interests and other encumbrances of any kind save as mentioned in this Claim Form.

     (5) The Jersey Scheme Creditor is a sophisticated person with respect to the arrangements contemplated by the Jersey Scheme and has adequate information concerning the Jersey Scheme Claim, and the business and financial condition of Telewest and Telewest Jersey to make an informed decision regarding the Jersey Scheme and the entitlements to be received under the Jersey Scheme in exchange for cancellation of the Jersey Scheme Claim.

     (6) The Jersey Scheme Creditor understands that the entitlements to be received in exchange for the cancellation of a Jersey Scheme Claim pursuant to the Jersey Scheme have not been and may not be offered or sold within the USA except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.


5    EXECUTION                                                           (BOX 5)

PLEASE SEE NOTES AT THE BACK OF THIS CLAIM FORM REGARDING EVIDENCE TO BE ATTACHED TO THE CLAIM FORM.

EXECUTE A, B OR C BELOW

(A) Execution by a company incorporated other than in England and Wales (or other entity having its own legal personality)

     This Claim Form has been executed on ______________________________ (date)

     Executed by the company or other entity named below:

     __________________________________________________________________________
     Name of Jersey Scheme Creditor

     acting by the person or persons named below, who is or are duly authorised signatories of the company or entity named above under the laws of the territory in which the company or entity is incorporated or established:

     ____________________________   _____________________ _____________________
     Name in full (please print)           Title                  Signature


     ____________________________   _____________________ _____________________
     Name in full (please print)           Title                  Signature
     (if two signatories are required)                      (if two signatories
                                                                 are required)


     Territory of incorporation or establishment_______________________________

(B)  Execution by a company incorporated in ENGLAND AND WALES

EITHER (i) IF THE JERSEY SCHEME CREDITOR'S SEAL IS TO BE AFFIXED

     This Claim Form has been executed on ______________________________ (date)

     Executed by the Jersey Scheme Creditor named below:

     _______________________________
     Name of Jersey Scheme Creditor          /____/        (Affix company seal)


     In the presence of the persons named below who are duly authorised to affix the seal of the company named above:


     ______________________________   _____________________   ________________
     Name in full (please print)      Director/Authorised        Signature
                                      signatory
                                      (delete as applicable)


     ____________________________   _____________________ _____________________
     Name in full (please print)      Director/Authorised        Signature
    (if two signatories are required) signatory             (if two signatories
                                      (delete as applicable)      are required)


OR (ii) IF THE JERSEY SCHEME CREDITOR'S SEAL IS NOT TO BE AFFIXED

     This Claim Form has been executed on ______________________________ (date)

     Executed by the Jersey Scheme Creditor named below:

     Name of Jersey Scheme Creditor___________________________

     Acting by the person (or persons) named below each of whom is duly authorised on behalf of the Jersey Scheme Creditor named above:


     ______________________________   _____________________   ________________
     Name in full (please print)      Director/Authorised        Signature
                                      signatory
                                      (delete as applicable)


     ____________________________   _____________________ _____________________
     Name in full (please print)      Director/Authorised        Signature
    (if two signatories are required) signatory             (if two signatories
                                      (delete as applicable)      are required)


(C)  Execution by individuals
     ------------------------

     This Claim Form has been executed on ______________________________ (date)

     Signed:

1.   ____________________________      ______________________
      Name in full (please print)      Signature


2.   ___________________________       ______________________
     Name in full (please print)       Signature
     (if two signatories are required) (if two signatories are required)

                  NOTES FOR COMPLETION OF THIS CLAIM FORM
                  ---------------------------------------

       PLEASE FOLLOW THESE NOTES CAREFULLY WHEN COMPLETING THIS CLAIM FORM. ALL BOXES MUST BE COMPLETED AS DESCRIBED IN THESE NOTES.

1    FULL NAME AND ADDRESS OF JERSEY SCHEME CREDITOR                    (BOX 1)
     -----------------------------------------------

     This Box must be completed by the Jersey Scheme Creditor. Please provide all information requested.

2    JERSEY SCHEME CLAIM                                                 (BOX 2)
     -------------------

     The Jersey Scheme Creditor should detail the Jersey Ancillary Claim arising other than under Jersey Notes held through a Clearing System. The Jersey Scheme Creditor should provide full details of the Jersey Ancillary Claim and a continuation sheet should be used, if necessary. The Jersey Scheme Creditor should detail the maximum amount of the Jersey Ancillary Claim as at, and including, the Record Date. The amount of a Jersey Ancillary Claim set out in this form cannot be revised upwards at any time after the Bar Date.

     In respect of Jersey Ancillary Claims, please ensure you complete all sections (i) to (iv). Failure to complete all sections will mean that, although your Jersey Ancillary Claim will be compromised under the Jersey Scheme, it will not be duly notified to Telewest Jersey and you will not be eligible to receive any entitlement under the Jersey Scheme in respect of your Jersey Ancillary Claim.

     If you are notifying Telewest Jersey of a Jersey Ancillary Claim for an amount greater than the amount of principal of, and interest that has accrued and remains unpaid on, the relevant Jersey Notes, you must also supply a memorandum which gives particulars of the facts on which you rely and identifies the legal basis for the Jersey Ancillary Claim and its quantum. If such memorandum is not supplied prior to the Bar Date, the relevant Jersey Ancillary Claim will, provided the other details required in this Claim Form are completed, be deemed notified to Telewest Jersey in an amount equal to the amount of the principal of, and interest that, as at the Record Date, has accrued and remains unpaid on, the relevant Jersey Notes.

     If the Jersey Scheme Claim arises under Jersey Notes held other than through one of DTC, Euroclear 1 1 or Clearstream, please contact the Escrow Agent.

3    SETTLEMENT                                                         (BOX 3)
     ----------

     Box 3 must be completed by the Jersey Scheme Creditor. Provide details of whether all or part of the Share Entitlement is to be held in certificated form or transferred to a DTC account. The Jersey Scheme Creditor may elect whether the Share Entitlement is to be transferred to itself or to one or more Nominated Recipients, by completing (A) or
     (B) of Box 3 as appropriate. If the Share Entitlement is to be divided between more than one Nominated Recipient, full details of each Nominated Recipient and, if appropriate, their DTC account and contact details for settlement should be provided on a separate sheet.

     Either section (C) or (D) should be completed by all Jersey Scheme Creditors. Jersey Scheme Creditors should complete details of how they wish to receive any cash distributions in either section (C) or (D).

     Insert in section (C) of Box 3 the United States bank account details of the Jersey Scheme Creditor to which any cash forming part of the Net Proceeds of Sale should be credited. If the Jersey Scheme Creditor wishes to receive payment by cheque, the account details section should be left blank and the cheque payee and address details at section (D) should be completed instead. Cheques will be sent by ordinary uninsured mail at the risk of the recipient.

4    REPRESENTATIONS AND UNDERTAKINGS                                   (BOX 4)
     --------------------------------

     Please read Box 4 carefully. IF BOX 4 IS AMENDED IN ANY WAY, THIS CLAIM FORM WILL BE INVALID. If the representations and undertakings cannot be made, please contact the Escrow Agent.

5    EXECUTION                                                          (BOX 5)
     ---------

     Box 5 must be signed by each person who is named as a Jersey Scheme Creditor as explained below.

     Insert the date on which this Claim Form is executed. This date must be the date on which the person who signs the Claim Form actually does so. Where more than one person signs the Claim Form, the date inserted should be the date on which the last person to sign the Claim Form actually does so.

     As described in the notes below, in most cases evidence of the authority of the signatory(ies) to execute this Claim Form needs to be submitted with the Claim Form.

     COMPANIES NOT INCORPORATED IN ENGLAND AND WALES (AND
     PARTNERSHIPS OR OTHER ENTITIES WHICH HAVE A SEPARATE LEGAL
     PERSONALITY):
     ------------------------------------------------------------

     Where a Jersey Scheme Creditor signing and executing Box 5 is a company which is not incorporated in England and Wales (or a partnership or other entity which has a separate legal personality from its partners or members), then section (A) must be signed and completed on behalf of that company, partnership or other entity by a person or persons duly authorised by that company, partnership or other entity in accordance with the laws of the territory in which that company, partnership or other entity is incorporated or established. The territory of incorporation or establishment must be inserted.

     The person(s) signing on behalf of the company, partnership or other entity must submit evidence of their authority to sign as described in the notes below.

     COMPANIES INCORPORATED IN ENGLAND AND WALES:
     --------------------------------------------

     Where a person signing and executing Box 5 is a company incorporated in England and Wales, then section (B) must be executed as follows. Either:

     (1) that company's seal may be affixed in accordance with the company's articles of association. The person(s) witnessing the affixing of the seal must also complete and sign Box 5 where indicated; or

     (2) authorised signatories of the company may sign Box 5 on behalf of that company.

     In either case, the persons signing on behalf of the company must specify their position in that company and must submit evidence of their authority to sign as described in the notes below.

     PARTNERSHIPS ESTABLISHED IN ENGLAND AND WALES (AND OTHER PARTNERSHIPS OR OTHER ENTITIES WHICH DO NOT HAVE A SEPARATE LEGAL PERSONALITY):

     Where a Jersey Scheme Creditor signing and executing Box 5 is a partnership established in England and Wales (or another partnership or other entity which does not have a separate legal personality from its partners or members), the partnership (or other entity) should sign through one of its partners (or other representatives). If the signing partner (or other representative) is an individual, he should complete section (C) as an individual. If the signing partner (or other representative) is a company or other entity, the applicable section should be completed in the manner described above in these notes.

     The person(s) signing on behalf of the partnership (or other entity) must submit evidence of their authority to sign as described in the notes below.

     INDIVIDUALS:
     ------------

     Where a Jersey Scheme Creditor is an individual or individuals, that person or persons must sign and complete Box 5, section (C).

     If the person signing in section (C) as an individual is a Jersey Scheme Creditor who is not holding a Jersey Scheme Claim solely for his own account (for example, if he holds that Jersey Scheme Claim as a trustee, executor or personal representative or a partner in a partnership), evidence of his authority to sign the Claim Form must be submitted as described in the notes below.

     Even where an attorney has been appointed to sign the Claim Form in Box 5 on behalf of a Jersey Scheme Creditor, the Jersey Scheme Creditor must be named in Box 1.

     In all cases, the attorney must submit evidence of his, her or its authority to sign as described in the notes below.

     POWERS OF ATTORNEY:
     -------------------

     This note applies if a person named as Jersey Scheme Creditor in Box 1 has appointed someone else to execute the Claim Form on his, her or its behalf under a power of attorney. If the attorney so appointed is an individual, he or she must (i) sign and complete section (C) as an individual in the presence of a witness, as described above under "Individuals", and (ii) when he or she prints his or her name in section (C), also write the words "as attorney for X", X being the name of the Jersey Scheme Creditor who has granted the power of attorney. If the attorney so appointed is a company or a partnership or other entity having its own legal personality, then (i) section (A) or, as appropriate, section (B) must be completed and signed in the manner described above, and (ii) when the name of the company (or other entity) is inserted in section (A) or (B), the words "as attorney for X" must be inserted, X being the name of the Jersey Scheme Creditor who has granted the power of attorney.

     Even where an attorney has been appointed to sign the Claim Form in Box 5 on behalf of a Jersey Scheme Creditor, the Jersey Scheme Creditor must be named in Box 1.

     In all cases, the attorney must submit evidence of his, her or its authority to sign as described in the notes below.

     EVIDENCE TO BE SUBMITTED:
     -------------------------

     In all cases other than where an individual who signs the Claim Form is claiming as a Jersey Scheme Creditor solely for his own account, evidence of the authority of the signatory(ies) to execute the Claim Form on behalf of the Jersey Scheme Creditor must be submitted with the Claim Form.

     Where the Jersey Scheme Creditor (or the person signing the Claim Form on behalf of the Jersey Scheme Creditor) is a company, partnership or other entity, this evidence must consist of:

     (i) copies of, or extracts from, the company, partnership or entity's constitutional documents (such as articles of association or partnership agreement) indicating which officers or bodies of the company, partnership or entity are authorised to execute documents, or have the capacity to delegate authority to execute documents, on behalf of that company, partnership or entity; and

     (ii) copies of, or extracts from, minutes or resolutions of the appropriate officers or bodies of the company, partnership or entity, evidencing that such authority has been delegated to the person(s) completing and signing the Claim Form on behalf of that company, partnership or entity.

     For other individuals (such as personal representatives or executors) this evidence should show that the relevant individual is authorised to sign the Claim Form.

     Where a Jersey Scheme Creditor has appointed an attorney, a copy of the power of attorney must be submitted with the Claim Form, together with any other evidence of authority required to be submitted as described in the notes above. The power of attorney must authorise the attorney to execute this Claim Form. If the power of attorney has been granted under English law, that power of attorney must be executed as a deed.

     Corrections and amendments:
     ---------------------------

     IF, IN COMPLETING THIS CLAIM FORM, ANY CORRECTIONS OR AMENDMENTS, HOWEVER MINOR, ARE MADE, EACH PERSON WHO SIGNS IN BOX 5 MUST ALSO SIGN HIS OR HER INITIALS NEXT TO EACH CORRECTION OR AMENDMENT. NO AMENDMENT MAY BE MADE TO THE WORDING IN BOX 4.

                    APPENDIX 3: NOTICE OF JERSEY MEETING

                                                           No. 2519 of 2004

                        IN THE HIGH COURT OF JUSTICE

                             CHANCERY DIVISION

                              COMPANIES COURT

                                    AND

                 IN THE ROYAL COURT OF THE ISLAND OF JERSEY

                             (SAMEDI DIVISION)

             IN THE MATTER OF TELEWEST FINANCE (JERSEY) LIMITED

                                    AND

                  IN THE MATTER OF THE COMPANIES ACT 1985

             IN THE MATTER OF TELEWEST FINANCE (JERSEY) LIMITED

                                    AND

              IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

     NOTICE IS HEREBY GIVEN that by an Order dated 26 April 2004 in the above matters made by the High Court of Justice of England and Wales and by an Act dated 27 April 2004 made by the Royal Court of the Island of Jersey (the Courts), the Courts have directed that a meeting (the JERSEY MEETING) be convened of the Jersey Scheme Creditors (as defined in the Explanatory Statement referred to below (and, generally, being a person having a claim against the aforementioned company (TELEWEST JERSEY) arising under or in connection with notes issued by Telewest Jersey, a guarantee by Telewest Communications plc (TELEWEST) of notes issued by Telewest Jersey and an intercom any loan made by Telewest Jersey)) for the purpose of considering and, if thought fit, approving (with or without modification) Schemes of Arrangement proposed to be made between Telewest Jersey and the Jersey Scheme Creditors (the JERSEY SCHEME) under Section 425 of the Companies Act 1985 and under Article 125 of the Companies (Jersey) Law 1991. The Jersey Meeting will be held in London on 1 June 2004 at 10.00 a.m. (London time) at The Lincoln Centre, 18 Lincoln's Inn Fields, London WC2A 3ED at which place and time all the Jersey Scheme Creditors are requested to attend either in person or by proxy. Registration will commence at 9.00 a.m. (London time).

     Jersey Scheme Creditors may vote in person at the Jersey Meeting or they may appoint another person, whether a Jersey Scheme Creditor or not, as their proxy to attend and vote in their place. Jersey Scheme Creditors are requested to submit their form of proxy in accordance with the details set out in the form of proxy included with the Explanatory Statement.

     Jersey Bondholders who are beneficial owners of the relevant notes of Telewest Jersey held through the Depository Trust Company (DTC) or through Euroclear or Clearstream are requested to submit their form of proxy to their relevant DTC, Euroclear or Clearstream participant in accordance with the instructions in the Explanatory Statement.

     The text of the Jersey Scheme document and of the Explanatory Statement required to be furnished pursuant to Section 426 of the Companies Act 1985 and Article 126 of the Companies (Jersey) Law 1991 are incorporated in the Explanatory Statement of which this notice forms a part. Additional copies of such Explanatory Statement are available to Jersey Scheme Creditors on request by contacting Innisfree M&A Incorporated on 877 750 2689 (from the US), 0800 917 2009 (from the UK) or +1 412 209
1704 (from outside the US). A blank form of proxy is enclosed with the Explanatory Statement and further copies can be obtained from the Telewest website (www.telewest.co.uk).

     It is requested that forms of proxy be lodged with Telewest Jersey, c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022 by no later than 7.00 p.m. (prevailing Eastern time) on 27 May 2004, but if forms are not so lodged they may be accepted at the discretion of the Chauman at any time prior to the Jersey Meeting.

     By the Order and Act, the Courts have appointed Mr. Anthony Stenham or, failing him Mr. Stephen Cook, to act as Chairman of the Jersey Meeting and have directed the Chairman to report the results thereof to the respective Courts.

     The Jersey Scheme will be subject to the subsequent sanction of the Courts. All Jersey Scheme Creditors are entitled to attend the court hearings for sanction in person or by counsel to support or oppose the sanction of the Jersey Scheme. The hearings are expected to take place at the Royal Courts of Justice and the Royal Court of the Island of Jersey in the week commencing 14 June 2004. The exact date of such hearings will be announced on a Regulatory Information Service and on Telewest's website at least two business days in advance of such hearings.

DATED 30 April 2004

                                      Telewest Finance (Jersey) Limited
                                      Whiteley Chambers
                                      Don Street
                                      St Helier
                                      Jersey
                                      Channel Islands